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On April 16, 2026, WEX Inc. issued the following press release and an investor presentation in connection with its 2026 Annual Meeting of Stockholders to be held on May 5, 2026. A copy of the investor presentation is attached as Exhibit 1.

WEX Files Investor Presentation Highlighting Clear Path to Shareholder Value Creation and Refreshed Board

Highlights record 2025 results and strategy to drive sustainable, profitable growth

Details multi-year Board refreshment and explains why WEX’s Board is best positioned to deliver long-term value for shareholders

Addresses Impactive’s misleading claims and analyses

Urges shareholders to vote “FOR” ONLY WEX’s nine nominees using the BLUE proxy card

PORTLAND, Maine - April 16, 2026 - WEX (NYSE: WEX) (“WEX” or the “Company”), a global leader in intelligent payment solutions, today announced that it filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with its upcoming 2026 Annual Meeting of Stockholders, scheduled for May 5, 2026.

The presentation is available here.

The presentation highlights WEX’s improving results, strong execution, and clear path to value creation. It provides details regarding the Board’s multi-year refreshment program to ensure the Board maintains the right balance of skills, experience, and perspectives to oversee WEX’s continued progress.

The presentation also details why WEX’s nominees are best positioned to oversee the Company’s strategy and deliver long-term value for shareholders, and addresses misleading claims and analyses issued by Impactive Capital Master Fund LP.

To learn more about WEX’s strategy, Board, and path to value creation, please visit www.VotewithWEX.com.

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders, please call toll free: +1 (877) 750-0637 (from the U.S. and Canada) or

+1 (412) 232-3651 (from all other countries)

Banks and Brokerage firms may call: +1 (212) 750-5833 (collect)

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility, and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

1

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements including, but not limited to, statements regarding plans, goals, expectations and objectives. Any statements in this communication that are not statements of historical facts are forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements, including, but not limited to, the risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2026 and subsequent filings with the SEC. The forward-looking statements speak only as of the date of this communication and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2026 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC filings” link in the “Financials” section of the Company’s website at https://ir.wexinc.com/.

News Media Contact:

Edelman Smithfield

WEX@edelman.com

Investor Contact:

WEX

Steve Elder, 207-523-7769

Steve.Elder@wexinc.com

2

Exhibit 1

Investor Presentation April 15, 2026

Important Information Forward - Looking Statements and Risk Factors This communication contains forward - looking statements including, but not limited to, statements regarding plans, goals, expectations and objectives. Any statements in this communication that are not statements of historical facts are forward - looking statements. When used in this communication, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain such words. Forward - looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward - looking statements, including, but not limited to, the risks and uncertainties identified in Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2026 and subsequent filings with the SEC. The forward - looking statements speak only as of the date of this presentation and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward - looking statements as a result of new information, future events, or otherwise. Non - GAAP Information This presentation includes the presentation and discussion of certain non - GAAP financial measures, including adjusted net income, adjusted net income per diluted share, EBITDA, Adjusted EBITDA, total segment adjusted operating income and related margin, adjusted free cash flow and ROIC measurements. These measures should be reviewed in conjunction with the most comparable GAAP financial measures and should not be considered as a substitute for, or superior to, financial measures calculated in accordance with GAAP. For additional important information and disclosure regarding our use of Non - GAAP measures please see the Appendix: Non - GAAP Reconciliation to this presentation. In addition, please see the Appendix: Non - GAAP Reconciliation for reconciliations of these Non - GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Page 2 Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2026 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov . Copies will also be available at no charge by clicking the “SEC filings” link in the “Financials” section of the Company’s website at https://ir.wexinc.com/ . Note: Unless otherwise noted, all financial numbers, metrics, figures, and statistics referenced in this presentation reflect the full year 2025 period and may have changed during 2026. We undertake no obligation to update this information in this presentation in light of new information, future events or otherwise, and instead refer you to our filings with the Securities and Exchange Commission and our quarterly earnings materials made in respect to subsequent periods. The Company rounds amounts in the condensed consolidated financial statements to millions within tables and text (unless otherwise specified) and calculates all percentages and per - share data from underlying whole - dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Throughout this presentation, permission to quote was neither sought nor obtained.

What Is This Proxy Fight About? Page 3 Despite the fact that WEX: x Achieved record revenue, net income per share and adjusted net income per share 1 in 2025; x Exceeded Impactive’s own “upside case” forecast for the business in 2025; x Outperformed the median of our 2025 and 2024 Performance Peers on a total shareholder return basis over the near and long term 2 ; x Substantially refreshed our Board over the last five years; x Engaged constructively with Impactive Capital over the last five years, holding dozens of meetings and spending hundreds of hours carefully and objectively reviewing Impactive’s analyses and recommendations; and x Offered to add two of Impactive’s three nominees to an expanded Board to resolve this proxy contest constructively Impactive is still seeking to add an Impactive principal to the Board and replace three incumbent directors, including our Chair / CEO and the Chairs of two of our three key committees 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. 2 Based on total shareholder return over the last three and six months and one - year, four - year and five - year periods. Data ending as of April 14, 2026. See appendix for peer group constituents.

Table of Contents I Page 4 Executive Summary 5 II We Have the Right Strategy to Deliver Sustainable, Profitable Growth 33 III Our Strategy is Working and We are Executing Well 46 IV Our Board and Management Team Are Best Positioned to Oversee Our Strategy 73 V Impactive’s Proxy Contest is Unnecessary 90 VI Impactive’s Claims are Misleading 116 VII Conclusion 138 VIII Appendices 141

Executive Summary SECTION I Page 5

Executive Summary Page 6 WEX is executing a clear strategy to drive sustainable, profitable growth Our strategy is working and momentum is building Our Board is refreshed, experienced and aligned with shareholders • WEX is a leading provider of critical payments solutions across three large and growing markets: Mobility, Benefits and Corporate Payments • Our segments share a common backbone, including foundational technology and infrastructure and WEX Bank, our banking subsidiary, which provides unique, differentiated benefits • We believe our platform, proprietary data and financial infrastructure create a durable competitive advantage and enable operating leverage • We are executing against clear strategic priorities: amplifying our core, expanding our reach and accelerating innovation • We are leveraging technology, including AI, to accelerate product development, improve efficiency and drive growth • In 2025, we delivered record annual revenue, net income per share and adjusted net income per share 1 , supported in part by an increase in the pace of product innovation by more than 50% • In our Mobility and Benefits segments, we have grown faster than our closest peer, and we have delivered strong growth in our Corporate Payments segment • Our return on invested capital exceeds our cost of capital and is comparable to that of Corpay, the company Impactive frequently compares us against • While we are not satisfied with our current share price, we have outperformed the median of our 2024 and 2025 Performance Peers over the near and long term on a total shareholder return basis 2 • We entered 2026 with strong new business momentum, supported by a robust pipeline and improving productivity • As the industry and macroeconomic environment has changed, the Board has been executing a thoughtful, multi - year refreshment process • In all, since 2020 , eight directors have departed 3 and six new directors have joined the Board • David Foss, an experienced fintech leader, joined in 2025 and will become Vice Chair and Lead Independent Director as of the Annual Meeting • The Board’s nine nominees reflect a healthy mix of fresh perspectives and institutional knowledge and bring deep expertise in areas that are critical to our business 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. 2 Data ending as of April 14, 2026. 3 Includes three directors who are not standing for reelection at the 2026 Annual Meeting.

Executive Summary (Continued) Page 7 We have engaged extensively with Impactive and objectively evaluated its ideas Impactive has rejected our offers to resolve this proxy contest constructively Shareholders should support the Board’s superior nominees • Over the past five years, we have engaged extensively with Impactive’s principals, holding dozens of meetings and spending hundreds of hours reviewing Impactive’s analyses and recommendations • We have independently taken many actions consistent with Impactive’s ideas • Impactive’s core idea of breaking up the Company, which it has advocated for years, would not create durable value • We have worked with outside experts, including Bank of America and J.P. Morgan, to help us evaluate WEX’s business configuration • Impactive is seeking to displace our Chair / CEO and two other directors who have contributed meaningfully to the Company • We believe the loss of any of the directors Impactive seeks to replace would outweigh any potential gain • We have sought to avoid this proxy contest; recently, we offered to expand the Board and appoint two of Impactive’s three nominees • To our disappointment, Impactive rejected this proposed solution, escalated its demands and has refused to consider any resolution that does not include the appointment of an Impactive principal to the Board • The election of Impactive’s candidates would displace three valuable incumbent directors and create a leadership vacuum in management and board committees with no commensurate gain • We have serious concerns regarding one of Impactive’s candidates, Lauren Taylor Wolfe, based on reports we received regarding her conduct on a prior board, as well as clear conflicts of interest, inattention to industry regulations and a misaligned time horizon • We believe the best path to enhance shareholder value is to continue executing a clear strategy that builds on WEX’s distinctive strengths, and we believe our nominees are best positioned to oversee that work

Overview of WEX Inc. (NYSE: WEX)

WEX is a global financial technology company guided by a clear purpose: to simplify the business of running a business

- We create solutions that enable our customers to make, monitor and manage payments, helping them save time and money and make better decisions
- Our solutions span three large, growing markets — **Mobility, Benefits** and **Corporate Payments** — where reliability, compliance and control are critical; across these markets, our scale, proprietary data and payments expertise provide a strong, durable competitive advantage
- Our three reportable segments share a common backbone, including foundational technology, a global compliance infrastructure and WEX Bank, our banking subsidiary, which provides access to lower-cost funding and enables us to earn higher returns than our peers on the custodial assets in our Benefits business
- We believe our platform creates operating leverage, lowers unit costs and drives innovation across the enterprise

2025 Revenue by Segment ($M)



$477
$2.66B
$1,386
$797
Mobility
Benefits
Corporate Payments

2025 Revenue by Type ($M)



$275
$236
$1,143
$321
$2.66B
$686
Payment Processing
Account Servicing
Finance Fees
HSA Interest
Other Revenue

Summary Data

Market Capitalization ($M)[1]	$5,108
Debt ($M)[1,2]	$3,753
Corporate Cash ($M)[1]	$122
Enterprise Value ($M)[1]	$8,742
2025 GAAP Net Income per Diluted Share[3]	$8.47
2025 Adj. Net Income per Diluted Share[3]	$16.10
P/2025 Adj. Net Income per Diluted Share[1,3]	9.5x
Employees[1]	~6,600

Page 8

Source: FactSet and Company filings. [1] Data as of December 31, 2025. [2] Debt excludes FHLB Advances held at WEX Bank.
[3] See appendix for a reconciliation of GAAP net income per diluted share to non-GAAP adjusted net income per diluted share.

We Compete with a Broad Range of Companies in Each of Our Segments Primary public company competitor Other competitors Our most direct peers in our Mobility and Benefits segments are Corpay and HealthEquity, respectively, but there is no single direct peer for our Corporate Payments segment, and we compete with a broad range of other companies Mobility Benefits Corporate Payments No single direct peer Page 9

We Are Executing a Customer - Centric Strategy to Deliver Sustainable, Profitable Growth STRATEGIC PILLARS 1 Amplify Our Core We leverage our deep customer and channel relationships, proprietary data and technology assets, scale and financial and regulatory expertise to grow in key core markets 2 Expand Our Reach We extend into new markets where we have a clear right to win and where our differentiated assets allow us to create a stronger customer value proposition 3 Accelerate Innovation AI enables us to deliver better products at a faster pace, unlock our commercial potential, and drive efficiency and operating leverage Our strategic pillars are powered by organic investments in technology, new product development, and our sales and marketing engine Page 10

Our Strategy Has Driven Long - Term Growth Page 11 Adjusted Net Income per Diluted Share 1 Source: Company filings. 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. 17% CAGR $5.32 $3.78 $8.28 $9.20 $6.06 $9.14 $13.53 $14.81 $15.28 $16.10 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Total Revenue ($B) 11% CAGR $1.0 $1.2 $1.5 $1.6 $1.9 $1.7 $2.4 $2.5 $2.6 $2.7 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

We Have Delivered Solid Growth Across Each of Our Segments Page 12 Source: WEX, Corpay and HealthEquity filings. 1 Refers to “Payment Processing Transactions” for WEX and “Fuel Transactions” from 2019 to 2021 and “Fleet Transactions” from 2022 to 2025 for Corpay. 2 Data based on the fiscal years ending December 31, 2019 and December 31, 2025 for WEX, and January 31, 2020 and January 31, 2026 for HealthEquity. 3 Because there is no good single comparator for our Corporate Payments segment, we show absolute growth only. Mobility Number of Fueling Transactions Pre - Pandemic to 2025 (2019 - 2025 CAGR) 1 Corporate Payments Purchase Volume CAGR 3 Pre - Pandemic to 2025 Benefits Number of SaaS Accounts Pre - Pandemic to 2025 (2019 - 2025 CAGR) 2 We have grown transaction volume faster than our closest Mobility peer… …and SaaS accounts faster than our most direct Benefits peer… …while delivering solid growth in our Corporate Payments segment on an absolute basis 1% (1%) 12% 6% 2019 - 2025 2022 - 2025 Reflects transition of large customer to a different business model 9% 6%

We Have Faced Industry - Wide Headwinds… Macroeconomic, industry - and company - specific challenges have weighed on our financial performance Challenge Page 13 Supply and demand imbalance in the over - the - road freight industry Impact on WEX • The U.S. OTR freight industry has been in a prolonged cyclical downturn since mid - 2022 — one of the longest freight recessions in modern history — resulting in muted demand and lower fleet utilization • Given that OTR represents ~30% of Mobility revenue, this extended downcycle has weighed on payment processing volumes and impacted the performance of our largest reporting segment Fuel price volatility • WEX’s Mobility revenue is correlated with fuel prices; every $0.10/gallon change currently impacts annual revenue by approximately $20M and adjusted EPS by ~$0.35 • Until very recently, since 2022, fuel prices have declined significantly, creating a meaningful top - line headwind that has masked strong underlying performance The electric vehicle transition • WEX faces concerns that WEX’s Mobility economics – linked to fuel transaction volumes and fuel price – could structurally erode over time as internal combustion engine (ICE) vehicles are replaced by EVs • These concerns may have led some investors to adjust their long - term growth expectations, despite relatively modest near - term fleet electrification rates and the fact that we believe we are well prepared for such a transition Business model transition of an OTA customer • The largest OTA customer in our Corporate Payments segment transitioned to a new business model beginning in mid - 2024, changing how WEX earns revenue from that relationship (which continues today) • This transition was the primary driver of Corporate Payments revenue declining year - over - year in Q1 and Q2 2025 General market anxiety around potential AI disruption • Beginning in late 2025 and accelerating into 2026, a broader market narrative emerged that AI - driven agentic tools could disintermediate financial services companies, contributing to multiple compression in the sector • We believe this headwind impacted WEX’s stock price at a time when our underlying fundamentals were improving

…But We Have Taken Decisive Action to Address Those Challenges Challenge How WEX Is Addressing the Challenge Supply and demand imbalance in the over - the - road freight industry • We launched 10 - 4 by WEX to extend our reach into small trucking fleets and are actively diversifying into less cyclical fleet verticals • We continued our targeted marketing investments, driving a 13% year - over - year increase in small business Mobility customers in 2025 • We secured a long - term partnership with BP, which we expect to contribute meaningful revenue beginning in H2 2026 Page 14 Fuel price volatility • We implemented pricing increases in Mobility in 2024 and 2025, generating ~$70M in anticipated incremental revenue • The continued growth of our Benefits and Corporate Payments segments reduces overall sensitivity to fuel prices The electric vehicle transition • We have integrated EV offerings throughout our core Mobility platform and provide multiple solutions for EV and hybrid fleets, including EV payment, fleet management and emissions reporting • We launched the first fleet card to unify fuel and public EV charging in a single card, account and invoice • We have established a venture capital fund to monitor advances in the EV market • We also launched WEX EV Depot to become the first fleet solutions provider in North America to offer integrated coverage across public, depot and at - home charging locations Business model transition of an OTA customer • We proactively managed the customer transition and preserved the relationship while accelerating new business development in adjacent verticals and B2B payments to offset the temporary impact to our revenue General market anxiety around potential AI disruption • We are leveraging AI to harness our proprietary data, reimagine how we operate and serve our customers and make WEX faster, more efficient and better positioned to scale • Our AI - first approach is accelerating product innovation and automating claims processing • Our 2026 plan embeds and anticipates $50M in cost savings partly driven by AI

Despite These Headwinds, We Exceeded Impactive’s Own Upside 2025 EBITDA Projections Issued Publicly by Impactive in 2022 Page 15 1 Source: Impactive Capital Sohn Investment Conference Presentation, June 6, 2022. Impactive calculations assume each segment shares unallocated corporate expenses proportionally based on its share of 2025E EBITDA. 2 Refers to segment net income (loss) adjusted to exclude interest charges, income tax expense, depreciation and amortization, non - cash stock - based compensation and other unusual items, with unallocated corporate expenses apportioned to each segment based on its proportional share of EBITDA. See appendix for a reconciliation of GAAP Net Income to non - GAAP Adjusted EBITDA. 3 Calculated as the PPG impact to net revenue of +/ - $0.10/Gal (+/ - $20M of revenue), multiplied by the difference in Average U.S. Fuel Price between 2025 and 2022 ($4.46/gal - $3.32/gal = $1.14/gal) multiplied by 85% (reflecting an 85% pass - through to operating income), equal to approximately $194M. Excerpts from Impactive Capital June 2022 Sohn Investment Conference Presentation 1 Adjusted 2025 EBITDA 2 ($M) Impactive Base Case Projection for 2025¹ Impactive Upside Case Projection for 2025¹ WEX 2025 Results on Comparable Basis² $1,453 $1,362 $1,163 Fuel Price - Adjusted Incremental EBITDA³ Mobility Benefits Corporate Payments

Our ROIC Is Comparable to That of Corpay Return on Invested Capital Based on Adjusted EBITDA 1 Return on Invested Capital Based on Net Operating Profit After Tax (NOPAT) 1 Source: WEX and Corpay filings. Page 16 1 See appendix for a reconciliation of GAAP net income to non - GAAP adjusted EBITDA and non - GAAP net operating profit after tax, and an explanation of the ROIC calculation. Although Corpay may disclose EBITDA, Adjusted EBITDA and ROIC measurements or similar non - GAAP financial measures, such non - GAAP financial measures, may be calculated differently from how WEX calculates its non - GAAP financial measures. 2 Source: Bloomberg. After normalizing for WEX Bank deposits, and in the case of Corpay, securitizations, our returns on invested corporate capital are comparable, and in some cases higher, than Corpay’s, despite Impactive’s claim to the contrary WEX’s economic value added — the difference between ROIC and WACC — is higher than Corpay’s 23.6% 24.8% 24.7% 24.6% 25.8% 23.5% 2023 2024 WEX Corpay WEX WACC 2 2025 Corpay WACC 2 9.3% 9.8% 8.2% 8.9% 7.9% 8.9% 10.9% 12.9% 15.7% 15.0% 13.4% 13.5% 2023 WEX Corpay 2024 WEX WACC 2 2025 Corpay WACC 2 9.3% 9.8% 8.2% 8.9% 7.9% 8.9%

Until Recently, Impactive Agreed that We Had Great Returns on Invested Capital Page 17 Impactive previously highlighted WEX’s “~20%” ROIC, but now disingenuously claims that WEX’s ROIC is in the single - digits Impactive April 2026 Presentation Impactive June 2022 Presentation Which of Impactive’s ROIC calculations is right? ~24% ROIC in 2021 ~5% ROIC in 2021

Our Actions Have Helped Us Accelerate Growth in Each of Our Businesses Mobility Year - Over - Year Revenue Growth Corporate Payments Year - Over - Year Revenue Growth Benefits Year - Over - Year Revenue Growth 5% Page 18 Source: Company filings. 4% 9% 9% 10% 4Q24 1Q25 2Q25 3Q25 4Q25 (23%) (16%) (12%) 5% 18% 4Q24 1Q25 2Q25 3Q25 4Q25 (1%) (2%) (4%) 1% 0% 4Q24 1Q25 2Q25 3Q25 4Q25

We Have Also Accelerated Growth Across Our Organization Total Revenue Year - Over - Year Growth Total Volume Year - Over - Year Growth (4.8%) Page 19 Source: Company filings. (1.1%) 6.3% 10.3% (5.9%) 4Q24 1Q25 2Q25 3Q25 4Q25 (4.0%) (2.5%) (2.1%) 3.9% 5.7% 4Q24 1Q25 2Q25 3Q25 4Q25

We Expect Our Momentum to Continue in 2026 Page 20 Source: Company filings. 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including, but not limited to, foreign currency exchange rates, unrealized gains and losses on financial instruments, and acquisition and divestiture related items, which may have a significant impact on our financial results. 2 Refers to guidance at midpoint as discussed on Q4 2025 Earnings Call on February 5, 2026. This presentation is not a reaffirmation of guidance. We are moving from investing to scaling and have guided to continued growth in revenue and adjusted net income per share in 2026 Total Revenue ($B) Adjusted Net Income per Diluted Share 1 $2.35 $2.55 $2.66 $2.73 2022 2023 2024 2025 2026E² $13.53 $14.81 $15.28 $16.10 $2.63 $17.55 2022 2023 2024 2025 2026E²

Our Improvement is Reflected in Our Recent TSR Outperformance Page 21 Source: Bloomberg. Note: See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 1 Data ending as of April 14, 2026. 2 From October 29, 2025. Year - to - Date TSR 1 TSR Since 3Q25 Earnings 1,2 1 - Year TSR 1 13% (12%) (14%) 2025 2024 Performance Performance Peers Peers 9% (13%) (13%) 2025 Performance Peers 2024 Performance Peers 32% (12%) (7%) 2025 Performance Peers 2024 Performance Peers

While We Are Not Satisfied, Our Longer - Term Performance Has Been Broadly in Line with Our Peers 3 - Year TSR 1 4 - Year TSR 1 5 - Year TSR 1 Page 22 Source: Bloomberg. Note: See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 1 Data ending as of April 14, 2026. 11% 3% (0%) 2025 Performance Peers 2024 Performance Peers (3%) (21%) (27%) 2025 Performance Peers 2024 Performance Peers (26%) (23%) 2025 (35%) 2024 Performance Performance Peers Peers

We Have Taken Actions That Were Aligned with Many of Impactive's Ideas

The Board evaluated all of Impactive's ideas and acted consistently with many of them

Impactive's Recommendation	WEX's Actions	Addressed Impactive's Concerns?
Improve margins via cost rationalization and pricing initiatives	• We implemented targeted pricing increases in Mobility in 2024 and 2025, generating approximately $70M in anticipated incremental revenue • We've delivered $110M+ in run-rate net cost savings since the end of 2022 and announced $50M in anticipated additional cost savings embedded in our 2026 plan • We anticipate further savings through AI-driven automation and tech stack modernization	✓
Repurchase stock	• We have returned over $2B to shareholders through share repurchases since 2020, reducing our outstanding share count by approximately 20% • The Board has consistently deployed capital toward buybacks when determined to be in the best interests of all shareholders, and we expect it to continue to do so as part of our disciplined capital allocation framework	✓
Address risks associated with the electric vehicle transition	• We launched a new WEX Fleet card in January 2026 integrating traditional fuel and EV charging payments across ~175,000 public charging ports, enabling customers to manage mixed-energy fleets on a single account with unified reporting and controls • We enhanced our proprietary closed-loop network to broadly cover U.S. EV charging locations; embedded RFID technology eliminates the need for a separate EV charging card, directly addressing fleet electrification complexity	✓

Page 23

Impactive’s Other Prior Ideas Were Not in the Best Interests of the Company Impactive’s Idea Page 24 WEX’s Response Spin - off or sell Benefits • In May 2025, the Board conducted a comprehensive portfolio assessment drawing on both internal expertise and two independent global investment firms, Bank of America and J.P. Morgan; based on this review and additional work conducted by J.P. Morgan over several months, the Board concluded that our businesses are stronger together • Our businesses share common technology, capabilities and infrastructure, and provide exposure to large, growing and operationally complex markets where we believe our scale, payments intelligence and proprietary data provide us with a strong, durable competitive advantage • Importantly, we benefit from WEX Bank across the segments • A separation would leave WEX with lower growth, less scale, greater earnings volatility and reduced access to the low - cost capital WEX Bank provides across the enterprise Award a “mega - grant” of equity to the Company’s CEO • The Board and its independent compensation consultant carefully reviewed Impactive’s “mega - grant” proposal in early 2025 and determined it was not in the best interests of our shareholders • We believe a “mega - grant” of the kind Impactive has proposed would be unnecessarily dilutive to shareholders, undermine internal pay equity and potentially encourage excessive risk - taking • In our view, WEX’s existing compensation program achieves the same goal of promoting alignment with shareholders and incentivizing shareholder value creation; 93% of CEO target total compensation for 2025 was performance - contingent, with an emphasis on absolute and relative stock price performance

We Have Engaged Constructively with Impactive We have held dozens of meetings and spent hundreds of hours carefully and objectively reviewing Impactive’s analyses and evaluating its recommendations Page 25 What Has WEX Offered? What Has Impactive Brought? Dozens of meaningful interactions with members of the Board and management team over the last five years Multiple demands that the Board appoint an Impactive principal Multiple opportunities for Impactive to share its feedback and perspectives directly with the full Board No substantive ideas that the Board is not already addressing beyond a break - up of the Company and a CEO “mega - grant” of equity awards, which the Board thoroughly considered The opportunity for Impactive to work with the Board to identify a mutually agreeable candidate who would augment the Board’s composition A “vote no” campaign at the 2025 Annual Meeting and a proxy contest at the 2026 Annual Meeting Multiple settlement proposals that would accomplish Impactive’s goal of Board change (including, most recently, the appointment of two of Impactive’s three nominees) Escalating demands and the continued insistence that the Board appoint an Impactive principal Significant Board refreshment , including the recent appointment of a new independent director and the departures of three longer - serving directors at the 2026 Annual Meeting Three director candidates who would displace our Chair / CEO and two key committee Chairs

We Have Made a Good Faith Effort to Resolve Impactive’s Proxy Contest Impactive has refused to accept reasonable resolutions to accomplish its stated aim of additional Board refreshment Impactive Candidates Joining Impactive Principals Joining Incumbent Directors Departing Impactive’s Second Counterproposal WEX’s Second Proposal Impactive’s Counterproposal WEX’s Initial Proposal 1 2 1 1 1 0 1 0 0 1 0 0 Other Items - - - Split the Chair and CEO roles In our March 18 offer, we proposed a resolution that would achieve Impactive’s aim of Board refreshment… …but Impactive insisted that the Board appoint an Impactive principal We then offered further concessions: another director joining, and a director departing… …but Impactive introduced a new demand: a separation of the Chair and CEO roles Page 26

We Have Actively and Regularly Refreshed the Board Over the Last Several Years Page 27 Total Directors Joining: 6 Total Directors Departing: 8 Jim Groch May 2020 Derrick Roman Jun. 2021 Aimee Cardwell Dec. 2023 David Foss Nov. 2025 Jeb Bachman Jun. 2021 Bhavana Bartholf Sep. 2022 Regina Sommer May 2024 Rowland Moriarty May 2020 Michael Dubyak May 2020 Shikhar Ghosh May 2026 Jack VanWoerkom May 2026 James Neary May 2026 Nancy Altobello Jun. 2021 Bhavana Bartholf Jun. 2021 Rotated key committee chairs 1 May 2023 1 Note: The Board rotated the Chairs of the Audit, Leadership Development and Compensation, Nominating and Governance and Technology and Cybersecurity Committees in May 2023, and the Chair of the Finance Committee in May 2024. Rotating Vice Chair / Lead Independent Director role 2 May 2026 2020 2 Effective as of the 2026 Annual Meeting. 2021 2022 2023 2024 2025 2026

Our Nominees are Dedicated and Accomplished Melissa Smith Director Since 2014 | Age 57 • 25+ years of leadership experience at WEX • Chair since 2019 and CEO since 2014 • Director of Equifax (NYSE: EFX) Nancy Altobello Director Since 2021 | Age 68 • Former Global Vice Chair of Talent and Managing Partner at Ernst & Young • Director of Amphenol Corp. (NYSE: APH) and MarketAxess Holdings (NASDAQ: MKTX) Daniel (Don) Callahan Director Since 2019 | Age 69 • Former Global Head of Operations and Technology at Citigroup • Director of Innodata (NASDAQ: INOD) and former director of Scotiabank (TSE: BNS) Aimee Cardwell Director Since 2023 | Age 58 • CISO & CIO of Transcend • Former EVP & CISO at UnitedHealth Group • Former CIO of Optum Financial • Prior CIO and senior strategy experience at American Express and eBay David Foss Director Since 2025 | Age 64 • Former President and CEO of Jack Henry • Chair of Jack Henry (NASDAQ: JKHY) and director of CNO Financial Group (NYSE: CNO) James (Jim) Groch Director Since 2020 | Age 64 • Former CIO, CFO and Global Group President at CBRE Group • Multiple senior executive roles at Trammell Crow Derrick Roman Director Since 2021 | Age 62 • Former Partner at PricewaterhouseCoopers • Public Governor of FINRA • Director of Vistance Networks (NASDAQ: VISN) Stephen (Steve) Smith Director Since 2019 | Age 55 • Former President and CEO of L.L.Bean • Former senior executive at Walmart divisions of Sam’s Club and Walmart China, ASDA and Yihaodian, as well as Food Lion, Delhaize Le Lion, and Hannaford of Ahold Delhaize Susan Sobbott Director Since 2018 | Age 61 • Former President, Global Commercial Services at American Express • Former director of The Children’s Place (NASDAQ: PLCE) Audit Committee Page 28 Technology Committee Committee Chair Board Chair Lead Independent Director Designee Leadership Development & Compensation Committee Nominating & Governance Committee Finance Committee

Impactive’s Nominees Are Not the Right Fit Ellen Alemany Lauren Taylor Wolfe • Limited exposure to WEX’s fleet and travel businesses • No public company board experience • Expertise largely overlaps with, and is not differentiated from, that of our directors • Said in interviews that he respected our Chair / CEO and did not think she should be replaced • Background is primarily in traditional commercial banking, with little (if any) exposure to technology - enabled payments platforms • Limited exposure to high growth fintech innovation, embedded payments or software - driven business models central to WEX’s strategy • Capital markets experience is largely duplicative with WEX’s directors • Said in interviews that she respected our Chair / CEO and did not think she should be replaced • Third - party feedback raises concerns about her boardroom conduct and judgment • Spouse runs an investment firm with a significant investment in one of WEX’s competitors • Ms. Taylor Wolfe and Impactive have displayed a troubling inattention to industry regulations, failing to seek or obtain bank regulatory approval in connection with their proxy contest • Impactive has a three - to - five - year investment horizon, and it has already owned WEX’s stock for five years; Ms. Taylor Wolfe’s duties to her fund and its investors could create misaligned incentives to support short - term gains, at the expense of long - term value Kurt Adams Page 29

We Have Serious Concerns About Whether Ms. Taylor Wolfe Would Be a Suitable Fiduciary Our reluctance to add Ms. Taylor Wolfe to our Board is the result of diligence Questionable conduct on a prior board • Individuals familiar with Ms. Taylor Wolfe’s conduct on a prior board, including a former colleague on that board, proactively and independently approached the Company to share their concerns regarding Ms. Taylor Wolfe • We heard from a former fellow director and bankers that she engaged in unauthorized communications and activities with third parties • Ms. Taylor Wolfe has still not responded on the substance of these findings; we cannot recommend her candidacy with these unanswered reports in hand Clear conflicts of interest • Ms. Taylor Wolfe’s spouse runs Lux Capital, a venture capital firm with a significant stake in Ramp – a direct competitor with a product line that includes fleet fuel cards, corporate payments and other solutions that overlap with WEX’s • Seating Ms. Taylor Wolfe on the WEX Board would create an untenable conflict, potentially exposing confidential competitive strategy to a firm with a large financial stake in one of WEX’s direct competitors Inattention to regulatory oversight • Impactive failed to address the potential bank regulatory issues relating to its proxy contest and both the FDIC and UDFI had to reach out to Impactive to inquire • Impactive’s failure to consider our regulatory status raises serious concerns about its appreciation of the importance of our relationships with our regulatory authorities, especially because we are currently subject to a consent order with the FDIC • We do not believe Impactive has yet satisfied the regulators that it can proceed without an application Misaligned time horizon • Impactive’s stated investment horizon is three to five years; it has already owned WEX stock for more than five years • Over the past year, Impactive has significantly reduced its position, selling over 30% of its position • Ms. Taylor Wolfe’s obligations to her fund create a risk that she would prioritize near - term gains or liquidity events over sustainable long - term value creation 1 4 3 2 Page 30

Shareholders Should Support the Board’s Nominees Page 31 • Our improved execution and momentum underscore that our strategy is working • In 2025, we delivered record revenue, net income per share and adjusted net income per share 1 and made significant progress on our strategic initiatives, increasing the pace of product innovation by more than 50%; notably, we exceeded the projections made by Impactive in 2022 • Our ROIC exceeds our WACC and has been comparable to that of Corpay, the company Impactive frequently compares us against • Over the last ten years, we have compounded revenue and adjusted net income per share 1 at double - digit rates, and we have grown transactions in our Mobility segment and accounts in our Benefits segment faster than our closest peer in each of those businesses • While we are not satisfied with our stock price, we have outperformed the median of our 2025 Performance Peers in recent periods and performed broadly in line with peers over the longer term • In 2026, we intend to scale the businesses further and build upon our recent momentum; we have guided to continued growth in revenue and adjusted net income per share • Over the last several years, we have actively refreshed the Board to ensure that we maintain the right mix of skills, independence and relevant experience • The incumbent directors possess deep expertise in areas that are directly aligned with our strategy and a healthy mix of fresh perspectives and institutional knowledge • The Board and management team have engaged constructively with Impactive, objectively considered Impactive’s suggestions and independently implemented initiatives consistent with Impactive’s feedback • Electing Impactive’s candidates would result in the removal of our Chair / CEO and two committee Chairs who have played a vital role in guiding our strategy and execution, introducing unnecessary risk and potentially disrupting our recent progress • Ms. Taylor Wolfe has concerning references, significant conflicts of interest, a lack of appreciation for our regulatory status and a misaligned time horizon 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. Our Strategy is Delivering Results Our Board is Best Positioned to Continue to Oversee Our Strategy

Impactive’s Claims Are Misleading The Truth Impactive’s Claim 1 Total Shareholder Return “WEX shareholder returns have dramatically underperformed peers…” On a total shareholder return basis, we have outperformed the median of our performance peer group over most time periods 2 ROIC “WEX ROIC has declined since the current CEO took over, trailing its most direct competitor” Calculated properly, WEX’s ROIC on a NOPAT basis has increased since 2013 and exceeds Corpay’s ROIC 3 Growth “WEX has dramatically underperformed its leading peer [Corpay] on… growth” Over the last ten years, WEX has outgrown Corpay at the top and bottom lines of the income statement Margins “[Corpay] has dramatically outperformed [WEX] on… margins” Corpay has a dramatically different business mix overall (and in its Vehicle Payments business) and accounts for some expenses differently, limiting comparability Board Refreshment “[T]he Board’s response [to the 2025 Annual Meeting] has been inadequate” Since May 2025, the Board has appointed a new director and rotated the role of Vice Chair and Lead Independent Director, and three directors are not standing for reelection at the 2026 Annual Meeting Impactive’s Candidates “Our candidates are uniquely suited to help fix WEX’s problem” The election of Impactive’s candidates would displace three valuable incumbent directors and create a leadership vacuum in management and board committees with no commensurate gain Page 32 1 Source: Impactive Capital Investor Presentation, April 13, 2026. 2 Source: Bloomberg. Data ending as of April 14, 2026. See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 3 Source: WEX and Corpay filings. See appendix for a reconciliation of GAAP net income to non - GAAP net operating profit after tax, and an explanation of the ROIC calculation.

We Have the Right Strategy to Deliver Sustainable, Profitable Growth SECTION II Page 33

Every day, businesses manage payments and workflows that are complex, regulated, and mission - critical simplifies the business of running a business Our technology is deeply embedded into customers’ operations to simplify payments , enrich data , and ensure compliance – at scale We transform data into intelligence to deliver tailored control over spending, stronger cash flow visibility, and reduced fraud exposure Page 34

WEX At - a - Glance customers served Corporate Payments Comprehensive B2B payments solutions powering mid - sized businesses and global brands through our scalable technology Benefits Expansive benefits platform with integrated payments delivered directly to businesses or through our partner network Mobility Industry leader delivering payments and fleet management solutions for businesses of all sizes …Across multiple spend categories Page 35 All numbers are as of or for the year ended December 31, 2025. 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. Scalable platform to serve complex enterprise payments… 40+ Years of payments innovation $2.66B 2025 revenue $8.47 2025 GAAP net income per diluted share $16.10 2025 adjusted net income per diluted share 1 6 > , 6 6 0 0 0 0k employees in 15 countries 52% 30% 18% 2025 Revenue by Segment

Mobility Page 36 39% Adj. operating margin 1 $1.4B Segment revenue 546M Payment transactions >600K Customers worldwide $76B Total volume 14.3B Processing gallons Market leader backed by closed - loop network and distribution partners Consistent demand and cash generation Servicing Fees Ancillary Products & Services Credit & Finance Charges Spend Volume Processing Fees Revenue Sources 15% 16% 23% 46% % Segment Revenue Help Businesses Manage Vehicle - Related Spend Fleet payment solutions : Fuel cards and digital payments Control and fraud reduction : Rules and controls by vehicle, driver, location, and time Visibility and optimization : Analytics to track usage, reduce waste, and manage costs 2025 by the numbers All numbers are as of or for the year ended December 31, 2025. Total volume includes purchases on WEX issued accounts as well as purchases issued by others but using the WEX platform. 1 See appendix for a reconciliation of GAAP operating income and related margin to non - GAAP total segment adjusted operating income and related margin and adjusted operating income and related margin. Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment (or the entire Company in the case of total segment adjusted operating income). Segment adjusted operating income and related margins can be found in the press release announcing Q4 2025 financial results.

Benefits

Help Businesses Manage Employee Health and Wellness Benefits

Benefits and payments: Suite of benefit solutions (i.e., HSAs, FSAs, HRAs, LSAs)

Smart payment tools: Benefit cards that pay for eligible healthcare benefits

Compliance: Rules tracking and documentation to reduce admin work and prevent errors

HSA leader with broad broker and employer distribution

Recurring revenue and superior investment yields via WEX Bank

Revenue Sources	Monthly Fees per Participant	Yield on HSA Custodial Cash Balance	Ancillary Products & Services
% Segment Revenue	52%	30%	18%

2025 by the numbers

$797M Segment revenue	**43%** Adj. operating margin[1]
21.5M Avg. SaaS accounts	**$4.7B** Avg. custodial cash assets
5.0% HSA yield	**$14B** Total volume

All numbers are as of or for the year ended December 31, 2025. Total volume includes purchases on WEX issued accounts as well as purchases issued by others but using the WEX platform.
[1] See appendix for a reconciliation of GAAP operating income and related margin to non-GAAP total segment adjusted operating income and related margin and adjusted operating income and related margin. Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment (or the entire Company in the case of total segment adjusted operating income). Segment adjusted operating income and related margins can be found in the press release announcing Q4 2025 financial results.

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Corporate Payments

Help Businesses Pay Their Partners Faster, Safer, and with Less Work

Virtual cards: Seamless B2B transactions using digital cards

Fraud reduction: Built-in controls to reduce fraud and make payments easier to track

Efficiency: Simplify customers accounts payable

Two distinct payment solutions that share common technology and infrastructure

Embedded Payments
API-driven payments at scale

Direct Accounts Payable
Supplier-enabled B2B payment optimization

Revenue Sources	Net Interchange Processing Fees	Recurring Licensing & Integration Fees for WEX Technology
% Segment Revenue	83%	17%

2025 by the numbers

$477M Segment revenue	**45%** Adj. operating margin[1]
20+ Currencies globally	**180+** Exchange rate combinations
$80B Purchase volume	**$148B** Total volume

All numbers are as of or for the year ended December 31, 2025. Total volume includes purchases on WEX issued accounts as well as purchases issued by others but using the WEX platform.
[1] See appendix for a reconciliation of GAAP operating income and related margin to non-GAAP total segment adjusted operating income and related margin and adjusted operating income and related margin. Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment (or the entire Company in the case of total segment adjusted operating income). Segment adjusted operating income and related margins can be found in the press release announcing Q4 2025 financial results.

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Our Multi - Channel Model Offers Broad Market Coverage and Delivers a High Return on Investment Page 39 Co - branded fuel cards for the top 10 largest fuel retailers in the U.S. as well as the largest fleet management and automotive services companies White label technology solutions for benefit platforms including 7 of the 10 largest HSA custodians 2 Critical “behind the scenes” payments technology embedded in global brands through APIs Universally accepted WEX fuel card for corporate and government fleets and trucking companies of all sizes Benefits offering for medium - sized businesses to large enterprises including ~ 60% of the Fortune 1000 1 Direct solutions for businesses to facilitate B2B payments Mobility Benefits Corporate Payments Direct to Customer Channel Solutions 1 Based on the 2024 Fortune 1000 list. 60% figure includes both direct and channel partner accounts. 2 Based on the 2025 Midyear Devenir HSA Research Report; 7 of 10 figure excludes WEX, which is also among the 10 largest HSA custodians; ‘technology solutions’ include WEX platforms supporting HSAs, COBRA, and other benefits administration programs; usage varies by customer.

Payment Intelligence Using proprietary data and banking expertise, we deliver intelligence that helps drive smarter financial decisions Workflow Optimization We leverage technology and insights to help reduce friction, maximize efficiency and drive revenue growth Industry Expertise With deep experience and global perspective, we provide the tailored solutions businesses need to thrive Scale and Infrastructure We use global scale and proprietary technology to minimize friction, strengthen control and drive efficiency The WEX Advantage: Differentiated Assets and Capabilities Page 40

Superior Economics Access to diverse, cost - efficient funding sources — including commercial and government deposit programs — to fund working capital Revenue Accelerator Ability to hold HSA deposits and earn higher yields through an investment portfolio that outperforms non - bank competitors Simplified Compliance Framework Centralized compliance and regulatory oversight functions drive efficiency for WEX and our customers Single Accountability Independent issuing platform uniquely offers branded financial products without reliance on a third - party — reducing costs , increasing flexibility , improving speed to market WEX Bank Page 41 A wholly owned strategic asset with structural capital advantages and unique enablement of integrated turnkey solutions

Our Foundation is Optimized for Growth Scaling our common infrastructure and financial core across verticals enhances growth and profitability • Largely fixed - cost platform supports robust operating leverage and margins • Shared investments deliver higher returns and reduce cost to serve • Strong balance sheet supported by access to low - cost, stable capital and liquidity • Large, diverse customer base with meaningful cross - sell opportunities and through - cycle resiliency • Industry - leader in large, expanding markets with multiple paths to continue to grow • At - scale innovation and technology advancements Shared Infrastructure Financial Benefits Growth & Stability • Common scalable payments infrastructure • Shared compliance, risk & regulatory management, and fraud controls • Funding, investing, compliance, and card issuance via WEX Bank • Centralized product development and technology Page 42

Mobility Benefits Corporate Payments We Are Executing on Our Growth Accelerators Multiple opportunities identified across our business to amplify our customer value proposition in our core and expand our reach into adjacencies Expansion beyond fuel offerings for our customers Page 43 Energy transition products to support fleets transitioning to an EV or mixed - fleet model Further expansion into smaller fleets through innovative products New offerings to meet evolving employee needs Increasing HSA adoption rates and contributions through employee education Enhancing tools to create a better customer experience Continued expansion beyond travel to diversify our Embedded Payments offering Technology investments to broaden our customer base Scaling our growing Direct AP solution through sales investments

Technology and AI are foundational to how we amplify and expand our platform WEX operates at the infrastructure layer of complex and regulated payment and workflow ecosystems Over the past two years, we’ve reorganized our technology & product organizations around leaner, upskilled teams AI is accelerating product innovation , improving margins , and enhancing the value we provide to our customers Leveraging AI to power innovation and drive value Page 44

AI Enhances Our Value Proposition Strengthening Our Moats Driving Our Economic Engine • Enables proprietary data modeling to deliver insights and automate decision making for customers • Accelerates product innovation bringing new features and products to market faster • Improves customer outcomes and builds loyalty x Claims reimbursement times reduced 98% x Product innovation velocity increased 50 % x 40% of coding powered by AI x AI - empowered workforce Early Results • Drives automation and efficiency, lowering our structural costs and enhancing margins • Strengthens credit decisioning and fraud detection while broadening market access with less risk • Frees resources to accelerate innovation and growth Page 45

Our Strategy is Working and We are Executing Well SECTION III Page 46

We Have Faced Industry - Wide Headwinds Macroeconomic, industry - and company - specific challenges have weighed on our financial performance Challenge Page 47 Impact on WEX Supply and demand imbalance in the over - the - road freight industry • The U.S. OTR freight industry has been in a prolonged cyclical downturn since mid - 2022 — one of the longest freight recessions in modern history — resulting in muted demand and lower fleet utilization • Given that OTR represents ~30% of Mobility revenue, this extended downcycle has weighed on payment processing volumes and impacted the performance of our largest reporting segment Fuel price volatility • WEX’s Mobility revenue is correlated with fuel prices; every $0.10/gallon change currently impacts annual revenue by approximately $20M and adjusted EPS by ~$0.35 • Until very recently, since 2022, fuel prices have declined significantly, creating a meaningful top - line headwind that has masked strong underlying performance The electric vehicle transition • WEX faces concerns that WEX’s Mobility economics – linked to fuel transaction volumes and fuel price – could structurally erode over time as internal combustion engine (ICE) vehicles are replaced by EVs • These concerns may have led some investors to adjust their long - term growth expectations, despite relatively modest near - term fleet electrification rates and the fact that we believe we are well prepared for such a transition Business model transition of an OTA customer • The largest OTA customer in our Corporate Payments segment transitioned to a new business model beginning in mid - 2024, changing how WEX earns revenue from that relationship (which continues today) • This transition was the primary driver of Corporate Payments revenue declining year - over - year in Q1 and Q2 2025 General market anxiety around potential AI disruption • Beginning in late 2025 and accelerating into 2026, a broader market narrative emerged that AI - driven agentic tools could disintermediate financial services companies, contributing to multiple compression in the sector • We believe this headwind impacted WEX’s stock price at a time when our underlying fundamentals were improving

We have adjusted our strategy and operations to build a stronger and more agile business that is well positioned to capitalize on market opportunities and scale efficiently Challenge How WEX is Addressing Supply and demand imbalance in the over - the - road (“OTR”) trucking industry • We launched 10 - 4 by WEX , an all - in - one fuel savings app, to extend reach into owner - operators and small trucking fleets – a large, historically underserved segment of the market - December 2025 alone accounted for more than half of total Q4 volume on the platform, reflecting strong early adoption momentum • We deployed targeted multichannel marketing toward small business fleet acquisition, generating a 13% year - over - year increase in new small business Mobility customers in 2025 • We secured a long - term partnership with BP – a significant new fleet portfolio conversion expected to contribute incremental Mobility revenue weighted to H2 2026 and continuing to ramp into 2027 - We also extended long - standing partnerships with Circle K, Enterprise Fleet Management and J.B. Hunt • We have maintained strong customer retention across the Mobility segment throughout the downturn - The stickiness of WEX’s closed - loop network and proprietary data capabilities insulates the customer base even when volumes are under pressure Page 48 Fuel price volatility • We have deliberately diversified our revenue mix away from fuel - sensitive Mobility toward higher - growth, lower - cyclicality segments - Benefits now comprises ~30% of annual revenue (growing ~10% year - over - year in Q4 2025) and Corporate Payments ~20% (growing ~18% year - over - year in Q4 2025) • We implemented pricing increases in Mobility in 2024 and 2025, generating ~$70M in anticipated incremental revenue and demonstrating our ability to offset fuel price headwinds through pricing discipline rather than waiting for commodity recovery We Have Taken Actions to Address These Challenges

We Have Taken Actions to Address These Challenges (Continued) Challenge Page 49 How WEX is Addressing The electric vehicle (“EV”) transition • We have designed and integrated innovative EV offerings to ensure our core platform is positioned to grow with customers as their fleets electrify • In January 2026, we launched the first - of - its - kind WEX Fleet card with integrated EV payment capabilities - This fuel card, accepted at ~175,000 public charging ports, unifies traditional fuel with public EV charging into a single card, single account and single invoice - RFID technology is embedded directly into the WEX Fleet card so that existing Mobility customers can manage ICE, hybrid and EV vehicles on one unified platform with no operational disruption • We also launched WEX EV Depot in April 2025 for private depot charging, making WEX the only fleet payment provider with coverage across public, depot and at - home EV charging Business model transition of large online travel agent (“OTA”) customer • This headwind was finite, well - understood and guided to investors from the outset; we proactively managed the customer through its business model transition while protecting the underlying relationship - The headwind was fully lapped at the end of Q3 2025 as guided, and the segment returned to strong growth by Q4 2025 • We used the transition period to accelerate investment in Direct Accounts Payable automation – a higher - growth, less travel - dependent part of Corporate Payments - Direct AP volumes grew ~15% in Q4 2025 and now represent ~20% of Corporate Payments revenue • We also expanded product capabilities to diversify beyond travel dependence; we launched a global funding engine enabling virtual cards in multiple currencies

We Have Taken Actions to Address These Challenges (Continued) Challenge Page 50 How WEX is Addressing General market anxiety around potential AI disruption • We have adopted an AI - first approach to product development, reducing the time required to build and ship new features while lowering the cost to serve • We deployed AI - powered claims automation in the Benefits segment, reducing healthcare claim processing time from days to minutes at ~98% accuracy • Our 2026 plan embeds and anticipates $50M in cost savings sourced in part from AI - driven automation and tech stack modernization, with anticipated savings split between margin improvement and reinvestment in growth • Our proprietary closed - loop network, deeply embedded customer workflows, 600,000+ Mobility customers with high switching costs and data and controls capabilities cannot be easily disrupted or replicated at scale by AI - native entrants

We Are Building Momentum in Mobility, Despite a Challenging Environment Page 51 Source: Company filings. 1 Source: Cass Information Systems and the Federal Reserve Bank of St. Louis. Data runs from January 2021 to December 2025. Revenue has stabilized… …despite freight activity dropping sharply post - pandemic (1.4%) (1.5%) 1.0% 0.0% 4Q24 1Q25 (3.7%) 2Q25 3Q25 4Q25 Mobility 1.40 1.30 1.20 1.10 1.00 0.90 0.80 2021 2022 2023 2024 2025 Against a challenging backdrop, including a recession in the OTR industry, our Mobility revenue growth has stabilized and we are protecting market share Year - Over - Year Mobility Cass Freight Index® – Shipments 1 Revenue Growth

We Have Grown Mobility Over the Longer - Term Page 52 Source: Company filings. Our largest segment continues to grow, despite significant industry headwinds Number of Mobility Segment Payment Processing Transactions (M) Revenue per Mobility Payment Processing Transaction Mobility Segment Revenue ($B) We have increased transaction volume… …and have increased revenue per transaction …while growing revenue… 505 464 515 560 563 567 546 2019 2020 2021 2022 2023 2024 2025 $1.0 $0.9 $1.1 $1.4 $1.4 $1.4 $1.4 2019 2020 2021 2022 2023 2024 2025 $2.06 $1.98 $2.16 $2.58 $2.46 $2.47 $2.54 2019 2020 2021 2022 2023 2024 2025 Mobility

Pre - Pandemic to Today, We Have Outgrown Our Closest Peer in Mobility Page 53 Number of Fueling Transactions 1 2019 - 2025 CAGR Revenue per Fleet Transaction 2 2019 - 2025 CAGR 1% (1%) 4% 1% Source: WEX and Corpay filings. 1 Refers to “Payment Processing Transactions” for WEX and “Fuel Transactions” from 2019 to 2021 and “Fleet Transactions” from 2022 to 2025 for Corpay. 2 Refers to total Mobility segment revenue divided by payment processing transactions for WEX and net revenue per transaction as reported the Fuel segment (from 2019 to 2021) and Vehicle Payments segment (from 2022 to 2025) for Corpay. Mobility

Our Benefits Business Is Growing Faster than the Market Our unified solution and direct distribution model have enabled us to continue to grow our Benefits business faster than the market and increase our market share Page 54 Source: Company filings. Year - Over - Year Benefits Purchase Volume Growth Year - Over - Year Average HSA Custodial Cash Assets Growth We are continuing to grow purchase volume… …and increase the assets on our platform 7.1% 10.2% 7.4% 7.6% 7.1% 4Q24 1Q25 2Q25 3Q25 4Q25 11.2% 9.5% 11.2% 11.4% 11.6% 4Q24 1Q25 2Q25 3Q25 4Q25 Benefits

WEX is a top - five HSA provider, 1 powering more than 20% of all HSA accounts in the country, and we continue to grow We Have Maintained Our Long - Term Growth Trend Page 55 Average Number of SaaS Accounts (M) Benefits Revenue ($M) Benefits Purchase Volume ($B) We have consistently grown the number of accounts on our platform… …leading to greater purchase volume… …and compounding revenue at an above - market rate Source: Company filings. 1 Based on the 2025 Midyear Devenir HSA Research Report. 14.5 16.3 18.0 19.9 20.3 21.5 2020 2021 2022 2023 2024 2025 $4.8 $5.1 $5.9 $6.7 $7.2 $7.8 2020 2021 2022 2023 2024 2025 $414 $364 $505 $668 $797 $740 2020 2021 2022 2023 2024 2025 Benefits

Since Acquiring Custodial Cash Assets, We Have Outgrown Our Closest Peer in Benefits Page 56 Number of SaaS Accounts 2019 - 2025 CAGR Average Custodial Cash Balance Since WEX’s Acquisition of HealthcareBank HSA Assets 2021 - 2025 CAGR 1 18% 17% Source: WEX and HealthEquity filings. Data based on the fiscal years ending December 31, 2021 and December 31, 2025 for WEX, and January 31, 2022 and January 31, 2026 for HealthEquity. HealthEquity data based on “Total HSA Assets.” 1 2021 represents the first year during which WEX had custodial assets. Benefits 9% 6%

We Have Consistently Delivered Higher Margins in Our Benefits Segment than Our Most Direct Peer Page 57 Source: WEX and HealthEquity filings. Data based on the fiscal years ending December 31, 2021 through December 31, 2025 for WEX, and January 31, 2022 through January 31, 2026 for HealthEquity. Benefits 5.2% 7.3% 17.2% 23.4% GAAP Operating Margin 28.3% (3.2%) 1.1% 11.8% 13.5% 24.6% 2021 2022 2024 2025 2023 WEX Benefits Segment HealthEquity

Our Ownership of WEX Bank Allows Us to Earn a Higher Yield on Our HSA Assets Page 58 Yield on HSA Assets Source: WEX and HealthEquity filings. Data based on the fiscal years ending December 31, 2021 and December 31, 2025 for WEX, and January 31, 2022 and January 31, 2026 for HealthEquity. HealthEquity data based on “Average Annualized Yield on HSA Cash.” Benefits 1.92% 4.36% 4.90% 4.98% 1.90% 2.49% 3.11% 3.53% 2022 2023 2024 2025 WEX HealthEquity Our higher yield equates to tens of millions of dollars of incremental revenue each year

After Lapping Transitory Headwinds, Our Results in Corporate Payments Are Improving Page 59 Source: Company filings. 1 See appendix for Corporate Payments Segment GAAP operating income and margin. Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment. Year - Over - Year Corporate Payments Purchase Volume Growth Corporate Payments Segment Adjusted Operating Margin 1 We have returned to volume growth… …and segment margins have improved (27.5%) (27.8%) (20.4%) (0.9%) 16.9% 4Q24 1Q25 2Q25 3Q25 4Q25 43.9% 39.1% 41.9% 48.0% 48.4% 4Q24 1Q25 2Q25 3Q25 4Q25 Corporate Payments

We Have Delivered Long - Term Growth in Corporate Payments Corporate Payments Total Volume ($B) Corporate Payments Revenue ($M) Corporate Payments Purchase Volume ($B) We have grown total transaction volume… …and compounded purchase volume at about the same rate… …supporting long - term revenue growth Page 60 Source: Company filings. $90 $92 $80 $67 $40 $39 $21 2024 2025 2019 2020 2021 2022 2023 $73 $54 $71 $148 $139 $128 $102 2019 2020 2021 2022 2023 2024 2025 $488 $477 $497 $402 $368 $325 $278 2024 2025 2019 2020 2021 2022 2023 Reflects transition of large customer to a different business model Corporate Payments

Though our Corporate Payments segment does not have a good single comparator, absolute growth has been strong We Have Grown Corporate Payments Volume on an Absolute Basis Purchase Volume CAGR 12% 6% 2019 - 2025 2022 - 2025 Reflects transition of large customer to a different business model Corporate Payments Total Volume CAGR 14% Page 61 Source: Company filings. 13% 2019 - 2025 2022 - 2025

We Returned to Company - Wide Growth in 2H 2025 7.2% Page 62 Source: Company filings. 6.7% After weathering headwinds in late 2024 and early 2025, we returned to revenue growth in the third quarter of 2025 Year - Over - Year Revenue Growth 8.4% 2.2% (4.0%) (2.5%) (2.1%) 5.7% 3.9% 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

We Have Reduced Expenses…

We realized approximately $110 million in annual run-rate cost savings, exceeding our $100 million target

- In October 2022, we announced a plan to deliver $100 million in run-rate cost savings by the end of 2024
- We ultimately realized those savings ahead of schedule and exceeded our $100 million goal
- About half of those savings were reinvested in our infrastructure, risk management capabilities and initiatives to support long-term growth
- An additional anticipated $50 million of cost savings are embedded in our 2026 guidance; we intend to reinvest a portion of these anticipated savings in the business, while the remainder will drop to margins

Employees


~7,200
(8%)
~6,500
~6,600
2023
2024
2025

We reduced our headcount…

General and Administrative Expenses ($M)


$428
(23%)
$376
$330
2023
2024
2025

…and tightly managed our cost structure to support margin expansion

Page 63 Source: Company filings.

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…And Reinvested Efficiently in Sales and Marketing Our sales and marketing expenses have been translating into new business wins, supporting our continued growth Page 64 Source: Company filings. 1 Refers to first year revenue from new customers as a percentage of sales and marketing expenses excluding commissions paid to partners. Sales and Marketing Expenses ($M) Total Year - One Value of New Business 1 as a Percentage of Sales and Marketing Expenses We have increased sales and marketing expenses as our business has scaled… …while maintaining our historical levels of efficiency $260 $387 2019 2025 +49% 62% 61% 2019 2025

We Delivered Strong Results for the Year We have a long track record of compounding earnings and revenue and continued to deliver strong results in 2025 Page 65 Source: Company filings. 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. Total Revenue ($B) Adjusted Net Income per Diluted Share 1 11% CAGR 17% CAGR $5.32 $3.78 $8.28 $9.20 $6.06 $9.14 $13.53 $14.81 $15.28 $16.10 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 $1.0 $1.2 $1.5 $1.6 $1.9 $1.7 $2.4 $2.5 $2.6 $2.7 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Our Improvement is Reflected in Our Recent TSR Outperformance Page 66 Source: Bloomberg. Note: See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 1 Data ending as of April 14, 2026. 2 From October 29, 2025. Year - to - Date TSR 1 TSR Since 3Q25 Earnings 1,2 1 - Year TSR 1 13% (12%) (14%) 2025 2024 Performance Performance Peers Peers 9% (13%) (13%) 2025 Performance Peers 2024 Performance Peers 32% (12%) (7%) 2025 Performance Peers 2024 Performance Peers

While We Are Not Satisfied, Our Longer - Term Performance Has Been Broadly in Line with Our Peers 3 - Year TSR 1 4 - Year TSR 1 5 - Year TSR 1 Page 67 Source: Bloomberg. Note: See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 1 Data ending as of April 14, 2026. 11% 3% (0%) 2025 Performance Peers 2024 Performance Peers (3%) (21%) (27%) 2025 Performance Peers 2024 Performance Peers (26%) (23%) 2025 (35%) 2024 Performance Performance Peers Peers

We Have Continued to Generate Significant Cash We generated significant adjusted free cash flow in 2025 and maintained ample liquidity, providing strategic optionality Page 68 Source: Company filings. 1 See appendix for our definition of adjusted free cash flow and reconciliation of GAAP operating cash flow to non - GAAP adjusted free cash flow. Operating cash flow for 2021, 2022, 2023, 2024 and 2025 was ($43M), $679M, $908M, $481M and $454M, respectively. 2 As of December 31 in each year shown. Includes our available corporate cash and capacity to borrow under our revolving credit agreement. Adjusted Free Cash Flow ($M) 1 Available Liquidity ($M) 2 $278 $524 $511 $562 $638 2021 2022 2023 2024 2025 $912 $1,070 $903 $735 $1,249 2021 2022 2023 2024 2025

We Have Returned Substantial Capital to Shareholders… Uses of Capital Weighted Average Diluted Shares Outstanding by Year (M) 45.3 44.7 43.3 41.3 35.9 2021 2022 2023 2024 2025 Since the beginning of 2021, we have repurchased more than $2 billion of stock, retiring ~20% of our outstanding shares Page 69 Source: Company filings. Note: Values may not sum to 100% due to rounding. 1 Excludes fees related to the Company’s Tender Offer in 2025 and the one percent excise tax imposed by the Inflation Reduction Act of 2022. 2 Includes deferred payments on prior acquisitions. 71% 34% 73% 73% 13% 17% 16% 13% 87% 1% 28% 50% 11% 14% 2021 2022 2023 2024 2025 Share Repurchases¹ CapEx M&A²

…While Maintaining Appropriate Leverage We have prudently allocated capital to pay down debt and have maintained our leverage within our target range Leverage Ratio Page 70 Source: Company filings. 2.5x 2.8x 2.4x 2.5x 2.6x 2.5x 2.6x 2.6x 3.5x 3.4x 3.25x 3.1x 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Target Range: 2.5x to 3.5x

We Have Acquired Complementary Assets at Attractive Prices

We have a track record of earning strong returns on our strategic M&A, which we have used to increase scale, extend into new markets and expand our capabilities

	Assets Acquired	Total Purchase Price	Return Exceeds WACC?	Strategic Benefits
EFS / Factoring (OTR Expansion)	EFS, Pathward, Pavestone Capital	$1,625M	✓	Significantly expanded our footprint in the Over-the-Road (OTR) market, including a factoring business, extending our mobility offering
Payzer (Now WEX Field Service Management)	payzer	$250M		Deepened our presence in an attractive adjacent market where we believe we can generate more revenue per customer
Benefits Portfolio	Ascensus, benaissance, Discovery Benefits, HealthcareBank HSA Assets, evolution1, benefitexpress	~$2,200M	✓	Established our Benefits segment, expanded our product offerings and gave us access to custodial revenue, enabling us to better capture the economics from HSA assets
eNett / Optal (Travel Business)	eNett Redefining payments, Optal	$578M	✓	Strengthened our presence in Europe and Asia and extended our product capabilities in our Corporate Payments segment

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We Expect to Continue Our Momentum and Deliver on Our Long - Term Growth Targets 1 5 - 10% Organic revenue growth 10 - 15% Adjusted earnings per share growth Page 72 1 Growth target ranges exclude the impact of changes in fuel prices, foreign exchange rates, interest rates, and any potential acquisitions.

Our Board and Management Team Are Best Positioned to Oversee Our Strategy SECTION IV Page 73

We Have a Skilled and Experienced Leadership Team



Melissa Smith
Chair, CEO & President
Joined 1997

- Transformed WEX from a U.S. fleet card provider into a global B2B payments platform
- Became CEO in 2014 and Chair in 2019 after 25+ years of progressive leadership roles
- Board member of Equifax (NYSE: EFX)



Jagtar Narula
Chief Financial Officer
Joined 2022

- Oversees financial planning, reporting, treasury, tax and corporate development
- CFO of WEX since 2022
- Prior to WEX, served as CFO & EVP at 3D Systems and in senior financial leadership roles at Blackbaud, Xerox and GE



Carlos Carriedo
COO, Americas Payments & Mobility
Joined 2022

- Leads the Corporate Payments (excluding Travel) and Mobility businesses in the Americas
- Prior to WEX, served for a decade at American Express managing global commercial services
- Began career at Deloitte



Jay Dearborn
COO, International
Joined 2016

- Oversees the Global Travel, European Mobility, and Asia Pacific Mobility businesses
- Leads M&A and WEX Venture Capital
- Former Principal at McKinsey & Co.
- Previous experience in merchant marketing at American Express



Robert Deshaies
COO, Benefits
Joined 2014

- Leads WEX's Benefits business, with expertise across the health and benefits industry
- Previously served as COO, Americas at WEX
- Prior to WEX, served as Global EVP at The Sage Group and VP, US Partner Group at Microsoft



Sachin Dhawan
Chief Technology Officer
Joined 2023

- Brings 25+ years of fintech experience in high-growth consumer and B2B environments
- Prior to WEX, served as CTO at Stitch Fix
- Previously held senior technology leadership roles at Visa, PayPal and Microsoft



Ann Drew
Chief Risk & Compliance Officer
Joined 2014

- 10+ years of experience at WEX overseeing risk management, ethics, and regulatory compliance
- Prior to WEX, served as Associate GC and CCO at SIG Sauer and IDEXX Labs
- Earlier career in private practice at Davis Polk & Wardwell



Sandy Kuohn
Chief People Officer
Joined 2025

- Leads worldwide people strategy including talent acquisition, inclusion, culture and development
- Previously served in executive HR leadership roles at City National Bank, Huntington Bancshares and Urban Science Applications



Karen Stroup
Chief Digital Officer
Joined 2022

- Oversees product development, digital transformation and innovation strategy
- Prior to WEX, served in executive product management roles at Thomson Reuters, Capital One and Intuit
- Began career at BCG



Sara Trickett
Chief Legal Officer & Corporate Secretary
Joined 2021

- Leads securities, corporate governance, commercial contracting and litigation across WEX's global operations
- Prior to WEX, held senior legal roles at Visa and Latham & Watkins
- Former clerk, U.S. District Court for District of Maine

Page 74

We Have Actively and Regularly Refreshed the Board Over the Last Several Years Page 75 Total Directors Joining: 6 Total Directors Departing: 8 Jim Groch May 2020 Derrick Roman Jun. 2021 Aimee Cardwell Dec. 2023 David Foss Nov. 2025 Jeb Bachman Jun. 2021 Bhavana Bartholf Sep. 2022 Regina Sommer May 2024 Rowland Moriarty May 2020 Michael Dubyak May 2020 Shikhar Ghosh May 2026 Jack VanWoerkom May 2026 James Neary May 2026 Nancy Altobello Jun. 2021 Bhavana Bartholf Jun. 2021 Rotated key committee chairs 1 May 2023 1 Note: The Board rotated the Chairs of the Audit, Leadership Development and Compensation, Nominating and Governance and Technology and Cybersecurity Committees in May 2023, and the Chair of the Finance Committee in May 2024. Rotating Vice Chair / Lead Independent Director role 2 May 2026 2020 2 Effective as of the 2026 Annual Meeting. 2021 2022 2023 2024 2025 2026

We Have Continued to Refresh the Board Recently Following the 2025 Annual Meeting, we accelerated our Board refreshment plan, consistent with shareholder feedback Appointed David Foss as Director Appointed David Foss as Lead Independent Director Designee Longer - Serving Directors Will Depart • Following an extensive search conducted with an independent recruitment firm, the Board appointed David Foss as an independent director, effective November 3, 2025 • Mr. Foss has more than three decades of financial technology executive experience, most recently as President and CEO of Jack Henry & Associates, where he continues to serve as Chair • His appointment enhanced the Board’s fintech operating experience and financial services expertise • The Board appointed Mr. Foss as Vice Chair and Lead Independent Director, effective as of the 2026 Annual Meeting • Mr. Foss succeeds Jack VanWoerkom, who has served as Lead Independent Director since 2019 • The transition reflects the Board’s commitment to proactive leadership succession planning • Shikhar Ghosh (director since 2005), Jack VanWoerkom (director since 2005) and James Neary (director since 2016) will not stand for re - election at the 2026 Annual Meeting • Their departures will reduce the Board size from 12 to 9 members November 2025 January 2026 May 2026 Page 76

Our Board Composition Has Changed Significantly Since We First Began Engaging with Impactive

2020 Annual Meeting


Melissa Smith


John Bachman


Daniel Callahan


Shikhar Ghosh


James Neary


James Groch


Regina Sommer


Stephen Smith


Susan Sobbott


Jack VanWoerkom

Pro Forma Post-2026 Annual Meeting[1]


Melissa Smith


Nancy Altobello


Daniel Callahan


Aimee Cardwell


David Foss


James Groch


Derrick Roman


Stephen Smith


Susan Sobbott

[1] Assumes the election of the Board's recommended nominees at the 2026 Annual Meeting.

○ No longer on the Board or not standing for reelection at the 2026 Annual Meeting

○ Joined since 2020 Annual Meeting

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As a Result of This Refreshment, Our Board Composition Compares Favorably to Peers Page 78 Average Director Tenure Board Size Longest Director Tenure Source: FactSet and Company filings. Data as of March 31, 2026. Note: See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 1 Assumes the election of the Board’s recommended nominees at the 2026 Annual Meeting. (34%) (42%) (25%) 8.6 5.7 9.8 7.7 WEX (Current) WEX Compensation 2025 (Pro Forma)¹ Benchmarking Performance Peers Peers 21.1 12.2 21.8 17.2 WEX (Current) WEX Compensation 2025 (Pro Forma)¹ Benchmarking Performance Peers Peers 12 9 10 10 WEX (Current) WEX Compensation 2025 (Pro Forma)¹ Benchmarking Performance Peers Peers

Our Nominees are Dedicated and Accomplished Melissa Smith Director Since 2014 | Age 57 • 25+ years of leadership experience at WEX • Chair since 2019 and CEO since 2014 • Director of Equifax (NYSE: EFX) Nancy Altobello Director Since 2021 | Age 68 • Former Global Vice Chair of Talent and Managing Partner at Ernst & Young • Director of Amphenol Corp. (NYSE: APH) and MarketAxess Holdings (NASDAQ: MKTX) Daniel (Don) Callahan Director Since 2019 | Age 69 • Former Global Head of Operations and Technology at Citigroup • Director of Innodata (NASDAQ: INOD) and former director of Scotiabank (TSE: BNS) Aimee Cardwell Director Since 2023 | Age 58 • CISO & CIO of Transcend • Former EVP & CISO at UnitedHealth Group • Former CIO of Optum Financial • Prior CIO and senior strategy experience at American Express and eBay David Foss Director Since 2025 | Age 64 • Former President and CEO of Jack Henry • Chair of Jack Henry (NASDAQ: JKHY) and director of CNO Financial Group (NYSE: CNO) James (Jim) Groch Director Since 2020 | Age 64 • Former CIO, CFO and Global Group President at CBRE Group • Multiple senior executive roles at Trammell Crow Derrick Roman Director Since 2021 | Age 62 • Former Partner at PricewaterhouseCoopers • Public Governor of FINRA • Director of Vistance Networks (NASDAQ: VISN) Stephen (Steve) Smith Director Since 2019 | Age 55 • Former President and CEO of L.L.Bean • Former senior executive at Walmart divisions of Sam’s Club and Walmart China, ASDA and Yihaodian, as well as Food Lion, Delhaize Le Lion, and Hannaford of Ahold Delhaize Susan Sobbott Director Since 2018 | Age 61 • Former President, Global Commercial Services at American Express • Former director of The Children’s Place (NASDAQ: PLCE) Audit Committee Page 79 Technology Committee Committee Chair Board Chair Lead Independent Director Designee Leadership Development & Compensation Committee Nominating & Governance Committee Finance Committee

…And Have the Right Skills to Oversee Our Strategy Skills and Experiences Nancy Altobello Daniel Callahan Aimee Cardwell David Foss James Groch Derrick Roman Melissa Smith Stephen Smith Susan Sobbott Total 6 4 9 7 7 6 5 4 3 Industry Risk Management Finance, Accounting, or Reporting Sustainability (and HCM) Global or International Business Legal or Regulatory Cybersecurity Technology Business Development and M&A Page 80

Our Governance Profile Supports Effective Oversight Diverse, Experienced and Independent Board Accountability to Shareholders Alignment with Shareholders • Declassified Board with annual director elections • Annual Board and committee performance evaluations • Majority voting standard for uncontested elections • Resignation policy for directors who do not receive a majority of votes cast in an uncontested election • Shareholder proxy access • Single class of shares with equal voting rights Page 81 • Equity ownership requirements for executives and directors • Anti - hedging and anti - pledging policy for all employees and directors • No excessive severance or change - in - control benefits • Compensation program is heavily weighted toward long - term incentive compensation, with performance - based awards that vest upon the achievement of strategic and financial goals • Active and ongoing shareholder engagement program • Directors have deep executive - level experience in financial services, digital technology, business development and M&A • Vice Chair and Lead Independent Director role with robust duties and oversight responsibilities • Fully independent Board committees • 6 new directors added since 2020, with 8 directors departing, reflecting active, ongoing refreshment • Balanced mix of tenures facilitates constructive dialogue

Our Directors and Executives Are Meaningful Owners and Aligned with Shareholders Our insider ownership is comparable to that of our peers, and we have measures in place to reinforce alignment with shareholders % of Shares Outstanding Held by CEO % of Shares Outstanding Held by Non - Employee Directors Mechanisms to Reinforce Alignment Stock Ownership Guidelines Our stock ownership guidelines require our CEO to hold 6x her base salary in WEX stock; non - employee directors are required to own 5x their annual retainer Post - Vest Holding Requirements In 2025, we added a one - year post - vest holding requirement for PRSUs granted to our CEO to further support long - term alignment Relative TSR and Stock Price Targets Incorporated into Incentive Plans 50% of our CEO’s PRSU awards vest based on relative TSR, and 100% of her MSUs vest based on the performance of the Company’s stock over a three - year period Meaningful Equity Compensation In 2025, 83% of our CEO’s target compensation was in the form of long - term equity, all of which was performance - based Page 82 Source: Bloomberg and Company filings. Peer data as of March 31, 2026. 1 See appendix for peer group constituents. Peers with dual - class stock structures and peers that are no longer publicly traded are excluded from calculations. 0.6% 0.7% 0.5% Compensation Benchmarking Peers¹ 2025 Performance Peers¹ 0.3% Peer data refers to median. 0.3% 0.3% Compensation Benchmarking Peers¹ 2025 Performance Peers¹

Executive Compensation is Aligned with Performance Compensation Philosophy Page 83 • We aim to reward our executives for their contributions to the Company’s annual and long - term performance by tying a significant portion of their total compensation to key business drivers and shareholder value • Generally, we target total direct compensation (base salary, short - term and long - term incentives) within a competitive range of the market median Leadership Development & Compensation Committee Process • The Committee, which met seven times in 2025, works closely with its independent compensation consultant throughout the year to assess pay and performance matters and broader human capital management issues • Most compensation decisions are typically made in the first quarter of each year • We are committed to ongoing engagement with our shareholders; these engagement efforts take place each year through meetings, phone calls and correspondence involving our senior management and, when appropriate, directors • The Committee considers shareholder feedback when making changes to our executive pay programs, as demonstrated by the addition of Relative TSR as part of the basis for any PRSU payout Shareholder Feedback & Engagement • The feedback that we received from our investors throughout our yearly engagement efforts has generally been supportive of our executive compensation and alignment of pay and performance • That said, we continue to engage with our investors and other stakeholders to understand their priorities and welcome shareholder perspectives and feedback ; in fall 2025 , WEX proactively reached out to shareholders representing ~ 70 % of shares outstanding to discuss compensation, governance and sustainability

Executive Compensation Is Aligned with Performance (Continued) Page 84 Pay - for - Performance Alignment • Annual and long - term incentive compensation subject to pre - established, Board - approved performance goals • Goals are directly aligned with WEX’s key financial and strategic priorities • 2025 short - term incentive plan goals reflect key financial metrics, Compensation Adjusted Operating Income and Compensation Adjusted Revenue 1 , with the potential for adjustment through individual performance modifiers Alignment with Shareholders • 93% of 2025 CEO compensation was variable and at - risk, with 83% delivered through long - term equity incentives • 100% of CEO long - term incentive is performance - contingent (PRSUs and MSUs), directly tying realized pay to multi - year financial results and relative TSR performance • Stock ownership guidelines require our CEO to hold shares equal to 6x base salary and Executive Officers at 3x base salary – all currently in compliance Risk Mitigation • Cap on CEO and Executive Officer compensation payouts for PRSUs and MSUs; Relative TSR portion for any PRSU payout is capped at target if WEX’s stock price declines during performance period • Target total direct compensation is set within a competitive range of the market median • Anti - hedging and anti - pledging policies • Double - trigger change - in - control severance benefits • Maintain mandatory and supplemental clawback policies 2025 Target Compensation Mix CEO Total Target Compensation Mix CEO Long - Term Incentive Mix 54% PRSUs 7% Salary 10% Annual Incentive 29% MSUs 93% Variable Compensation 65% PRSUs 35% MSUs 100% Performance Contingent Note: PRSUs (Performance Restricted Stock Units) are equity awards that vest based on the achievement of pre - established financial performance goals over a 3 - year period, with payouts ranging from 0 - 200% of target. MSUs (Market Share Units) are equity awards tied to WEX’s absolute stock price appreciation over the performance period, also with payouts ranging from 0 - 200% of target. 1 See page 59 of the Company’s Definitive Proxy Statement, filed with the SEC on April 3, 2026, for the definitions of “Compensation Adjusted Operating Income” and “Compensation Adjusted Revenue”

Executive Compensation Is Aligned with Performance (Continued) CEO compensation has been sensitive to the performance headwinds we faced in 2024 and 2025 CEO Summary Compensation Table Pay vs. Compensation Actually Paid ($M) 1 Short - Term Incentive Plan Payout as a Percentage of Target Our CEO’s actual compensation has been materially lower than what appears in the summary compensation table… …and short - term incentive plan awards have paid out below target for the last two years $11.7 $12.6 $13.4 $20.8 $7.7 $6.1 2023 2024 2025 Summary Compensation Table Pay Compensation Actually Paid 135.3% 66.1% 92.3% 2023 2024 2025 Page 85 Source: Company filings. 1 See page 80 of the Company’s Definitive Proxy Statement, filed with the SEC on April 3, 2026, for a description of “Compensation Actually Paid.”

Executive Compensation Is Aligned with Performance (Continued)

Our incentive plans use metrics that are common among our peers and aligned with our strategy

Percentage of Peers Using Metrics in WEX's Incentive Plans



2025 Performance Peers[1]
Compensation Benchmarking Peers[1]
71%
80%
71%
60%
58%
73%
39%
40%
29%
27%
Revenue
Operating Income or EBITDA
Relative TSR
Revenue
EPS
Short-Term Incentive Plan
Long-Term Incentive Plan

Given the importance of scale in our industry, many of our peers use revenue metrics in their incentive plans to encourage and reward growth

Page 86

Source: Company filings. Based on most recent proxy statement disclosures as of March 31, 2026. Note: Operating Income / EBITDA and EPS metrics include margins and company-specific non-GAAP metrics.
[1] See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations.

Executive Compensation Is Aligned with Performance (Continued) CEO pay has scaled to maintain alignment with the peer median and ensure compensation remains competitive Page 87 Source: Company filings. “Target Total Direct Compensation” refers to base salary plus target annual and long - term incentive awards. Consistent with our pay philosophy, target CEO compensation has historically been at or near the median of our peer group, despite our business being meaningfully larger $6.5 $7.6 $7.9 $9.3 $10.5 $11.2 $11.8 $6.5 $7.9 $8.3 $9.3 $11.0 $12.1 $12.1 X X X X X X X 2025 2024 2023 2022 2021 2020 2019 WEX vs. Median +32% +44% +59% +21% - 19% +4% +33% Revenue +3% +8% +5% Flat +5% +4% - 1% Target Pay Target Total Direct Compensation ($M) Compensation Benchmarking Peer Median During Prior Year WEX CEO

Page 88 Added Relative TSR Metric to CEO Incentive Plan Added Post - Vest Holding Requirement Added Relative TSR Metric to Non - CEO Executive Officer Incentive Plans • CEO PRSU awards are now subject to a one - year post - vesting holding requirement following the three - year performance period • Further enhances and reinforces long - term alignment with shareholders • Building on the 2025 CEO program enhancement, Relative TSR was incorporated into Executive Officer PRSU awards beginning in 2026 • Share price or TSR weighting for Executive Officers increased from 20% in 2025 to 36% in 2026, enhancing alignment with shareholder outcomes • Changes were made in direct response to shareholder input and reflect the Board’s continued commitment to pay - for - performance alignment across the full executive team • CEO PRSU awards now incorporate a relative TSR metric weighted at 50%, measured against a performance peer group over a three - year period • CEO PRSU awards remain tied to Compensation Adjusted Net Income EPS (30%) and Compensation Adjusted Revenue 1 (20%) • Above - target payouts require WEX TSR outperformance vs. the TSR of the performance peer group; there is no payout for bottom - quartile performance, and maximum payout requires at least 80th percentile • Payout for relative TSR component is capped at target if absolute stock price performance is negative over the period 2025 2025 2026 We Have Taken Steps to Strengthen Pay - for - Performance Alignment 1 See page 63 of the Company’s Definitive Proxy Statement, filed with the SEC on April 3, 2026, for the definitions of “Compensation Adjusted Net Income EPS” and “Compensation Adjusted Revenue.”

We Have Taken Steps to Strengthen Pay - for - Performance Alignment (Continued) We have changed the mix of metrics in our incentive plans to emphasize shareholder returns Total Weighting of Metrics in CEO Short - and Long - Term Incentive Plans Page 89 Source: Company filings. Consistent with shareholder feedback, and to further strengthen alignment, we significantly increased the weight of TSR in our CEO’s incentive plans 22% 36% 60% 39% 38% 24% 26% 26% 16% 13% 2023 2024 2025 Time (i.e., RSUs) Revenue Profit (i.e., Operating Income, EPS) Stock Price / Absolute and Relative TSR

Impactive’s Proxy Contest is Unnecessary SECTION V Page 90

Impactive’s Proxy Contest Is Unnecessary We Have Engaged in Good Faith with Impactive Page 91 We Have Independently Taken Actions Aligned with Many of Impactive’s Ideas Impactive’s Ideas We Did Not Implement Were Not Value - Additive We Believe the Election of Impactive’s Nominees Would Weaken the Board • Over the last five years, we have engaged extensively with Impactive’s principals, holding dozens of meetings and spending hundreds of hours carefully and objectively reviewing Impactive’s analyses • To avoid a proxy contest, we offered to add two of Impactive’s three nominees to an expanded Board • Regrettably, Impactive rejected this proposed solution, escalated its demands and refused to accept any resolution that did not include the appointment of an Impactive principal to the Board • We have taken actions that have been consistent with many of Impactive’s ideas • We have returned over $2B to shareholders since 2022, including a $750M tender offer that retired 13% of shares outstanding at the end of 2024 • We implemented targeted pricing increases in Mobility in 2024 and 2025, generating approximately $70M in anticipated incremental revenue • We proactively addressed EV transition risks, implemented pricing improvements in Mobility and rationalized costs to strengthen margins • The Board has carefully considered Impactive’s other ideas (i.e. , to separate the Benefits segment and issue a CEO “mega - grant”) • The Benefits business aligns with our strategy, technology and organizational strengths and shares a common backbone with our other segments • A separation would leave WEX with lower growth, less scale, greater earnings volatility and reduced access to the low - cost capital WEX Bank provides across the enterprise • Impactive’s CEO “mega - grant” proposal would dilute shareholders and undermine our pay - for - performance framework • Importantly, the election of Impactive’s candidates would displace our Chair / CEO and two committee chairs who have contributed meaningfully to the Board and the Company • We value our relationship with Ms. Taylor Wolfe, but we have serious concerns regarding her suitability for the Board, given what we have heard in our due diligence, her conflicts of interest, her inattention to key regulations affecting our business, and Impactive’s investment horizon

We Have Engaged Constructively with Impactive We have held dozens of meetings and spent hundreds of hours carefully and objectively reviewing Impactive’s analyses and evaluating its recommendations What Has WEX Offered? Page 92 What Has Impactive Brought? Dozens of meaningful interactions with members of the Board and management team over the last five years Multiple demands that the Board appoint an Impactive principal Multiple opportunities for Impactive to share its feedback and perspectives directly with the full Board No substantive ideas that the Board is not already addressing beyond a break - up of the Company and a CEO “mega - grant” of equity awards, which the Board thoroughly considered The opportunity for Impactive to work with the Board to identify a mutually agreeable candidate who would augment the Board’s composition A “vote no” campaign at the 2025 Annual Meeting and a proxy contest at the 2026 Annual Meeting Multiple settlement proposals that would accomplish Impactive’s goal of Board change (including, most recently, the appointment of two of Impactive’s three nominees) Escalating demands and the continued insistence that the Board appoint an Impactive principal Significant Board refreshment , including the recent appointment of a new independent director and the departures of three longer - serving directors at the 2026 Annual Meeting Three director candidates who would displace our Chair / CEO and two key committee Chairs

We Have Made a Good Faith Effort to Resolve Impactive’s Proxy Contest Impactive has refused to accept reasonable resolutions to accomplish its stated aim of additional Board refreshment Impactive Candidates Joining Impactive Principals Joining Incumbent Directors Departing Impactive’s Second Counterproposal WEX’s Second Proposal Impactive’s Counterproposal WEX’s Initial Proposal 1 2 1 1 1 0 1 0 0 1 0 0 Other Items - - - Split the Chair and CEO roles In our March 18 offer, we proposed a resolution that would achieve Impactive’s aim of Board refreshment… …but Impactive insisted that the Board appoint an Impactive principal We then offered further concessions: another director joining, and a director departing… …but Impactive introduced a new demand: a separation of the Chair and CEO roles Page 93

We Have Taken Actions That Were Aligned with Many of Impactive's Ideas

The Board evaluated all of Impactive's ideas and acted consistently with many of them

Impactive's Recommendation	WEX's Actions	Addressed Impactive's Concerns?
Improve margins via cost rationalization and pricing initiatives	• We implemented targeted pricing increases in Mobility in 2024 and 2025, generating approximately $70M in anticipated incremental revenue • We've delivered $110M+ in run-rate net cost savings since the end of 2022 and announced $50M in anticipated additional cost savings embedded in our 2026 plan • We anticipate further savings through AI-driven automation and tech stack modernization	✓
Repurchase stock	• We have returned over $2B to shareholders through share repurchases since 2020, reducing our outstanding share count by approximately 20% • The Board has consistently deployed capital toward buybacks when determined to be in the best interests of all shareholders, and we expect it to continue to do so as part of our disciplined capital allocation framework	✓
Address risks associated with the electric vehicle transition	• We launched a new WEX Fleet card in January 2026 integrating traditional fuel and EV charging payments across ~175,000 public charging ports, enabling customers to manage mixed-energy fleets on a single account with unified reporting and controls • We enhanced our proprietary closed-loop network to broadly cover U.S. EV charging locations; embedded RFID technology eliminates the need for a separate EV charging card, directly addressing fleet electrification complexity	✓

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Impactive’s Other Prior Ideas Were Not in the Best Interests of the Company Impactive’s Idea WEX’s Response Spin - off or sell Benefits • In May 2025, the Board conducted a comprehensive portfolio assessment drawing on both internal expertise and two independent global investment firms, Bank of America and J.P. Morgan; based on this review and additional work conducted by J.P. Morgan over several months, the Board concluded that our businesses are stronger together • Our businesses share common technology, capabilities and infrastructure, and provide exposure to large, growing and operationally complex markets where we believe our scale, payments intelligence and proprietary data provide us with a strong, durable competitive advantage • Importantly, we benefit from WEX Bank across the segments • A separation would leave WEX with lower growth, less scale, greater earnings volatility and reduced access to the low - cost capital WEX Bank provides across the enterprise Award a “mega - grant” of equity to the Company’s CEO • The Board and its independent compensation consultant carefully reviewed Impactive’s “mega - grant” proposal in early 2025 and determined it was not in the best interests of our shareholders • We believe a “mega - grant” of the kind Impactive has proposed would be unnecessarily dilutive to shareholders, undermine internal pay equity and potentially encourage excessive risk - taking • In our view, WEX’s existing compensation program achieves the same goal of promoting alignment with shareholders and incentivizing shareholder value creation; 93% of CEO target total compensation for 2025 was performance - contingent, with an emphasis on absolute and relative stock price performance A B Page 95

The Board Has Actively Reviewed the Company’s Strategy and Configuration A Page 96 The Board has an annual session in the summer every year that focuses on business configuration and strategy — While these topics are considered throughout the year, the dedicated strategy sessions have been instrumental in ensuring the Board and management team dedicate significant time to these topics — At these annual sessions, the Board has considered a wide range of options and has asked outside experts ( e.g. , investment bankers) to present on the competitive landscape, M&A opportunities and business configuration alternatives The Board has frequently considered adding and separating large segments of the business — The M&A we conducted to enter the Benefits and Corporate Payments businesses was the result of a considered desire to diversify our business — The management team and Board have evaluated hundreds of acquisitions and dozens of divestitures (including sub - segments, segments and geographies) Recently, the Board approved efforts to sell two sub - segment businesses that are not core to the WEX strategy — After lengthy processes around each of those businesses, and the negotiation of a term sheet on one of those businesses, the Company was unable to complete a final sale for the businesses — With an improving deal environment, the Company intends to consider when to best approach the market again with respect to these businesses The Board has carefully examined the three - segment business configuration and the fit of the businesses on multiple occasions over the last five years — These efforts have involved thousands of hours of analysis from internal and external parties and dozens of hours of discussion and debate among Board members — Most recently, the Board asked two investment banks to independently review the Company’s business configuration and present analysis and alternatives to the Board

The Board Has Actively Reviewed the Company’s Strategy and Configuration (Continued) As Impactive suggested, the Board evaluated the Company’s portfolio; the Board determined that a break - up would not enhance value After Impactive’s presentation to the Board in February 2025, the Board worked with Bank of America and J.P. Morgan to independently evaluate WEX’s business configuration: • The independent financial advisors presented their findings to the full Board in May 2025; one of the financial advisors delivered subsequent presentations to the Finance Committee in July and August and to the full Board in September • Working independently, each advisor concluded that our businesses are stronger together and that a separation of Benefits would not enhance shareholder value The Board is confident in WEX’s current configuration and remains actively engaged on all avenues to enhance long - term value A Based on the results of the independent review, the Board determined that separating Benefits would weaken the integrated platform that underpins all three segments: shared foundational technology, a global compliance infrastructure and WEX Bank, which provides stable, low - cost capital across the enterprise: • Benefits has been WEX’s fastest - growing segment, with consistent revenue growth, margin expansion and greater revenue predictability than our other businesses • A separation would leave WEX with lower growth, more customer concentration, less scale, greater earnings volatility and reduced access to the low - cost capital WEX Bank provides across the enterprise Page 97

The Board Has Actively Reviewed the Company’s Strategy and Configuration (Continued) Two independent experts delivered presentations to the Board on WEX’s portfolio and strategic configuration – including Impactive’s proposed Benefits separation – that included hundreds of pages of written analyses A Page 98

The Board Has Actively Reviewed the Company’s Strategy and Configuration (Continued) In reaching its determination not to separate the Benefits segment, the Board considered several important factors, which Impactive has largely ignored Potential dissynergies • The Benefits business aligns with our strategy, technology base, customer focus and organizational strengths, and it shares a common infrastructure (including WEX Bank) with our other businesses • WEX Bank allows the Company to earn higher yields on HSA assets in Benefits; separating Benefits from WEX Bank would substantially weaken investment yields Risk - reward profile • The potential value realized through a separation is limited, transitory (in that it may increase or decrease at any given time) and outweighed by the substantial risks and dissynergies ( e.g. , multiple degradation of RemainCo; tax leakage; etc.) associated with such a transaction • Given the recent margin compression in the benefits sector, the potential valuation uplift from a separation is even less compelling than it was a few months ago RemainCo attributes • A separation would leave WEX with lower growth, more customer concentration, less scale, greater earnings volatility and reduced access to the low - cost capital WEX Bank provides across the enterprise A Page 99

Impactive Advocated for a CEO “Mega - Grant” Based on the Compensation Program at Corpay Page 100 Corpay Say - on - Pay Proposal Support 1 Corpay Annualized TSR 2 Corpay’s compensation program has not been well received by shareholders… …and it is unclear whether the “mega - grant” has enhanced shareholder value 36% 60% 89% 53% 2022 2023 2024 2025 1 Source: Corpay filings. 2 Source: Bloomberg. 3 Data runs from December 15, 2010 to September 30, 2021. 4 Data runs from September 30, 2021 to March 31, 2026. 24% 15% 11% 2% From IPO to Mega - Grant³ Since Mega - Grant ⁴ Corpay S&P 500 In September 2021, Corpay awarded its CEO a “mega - grant” of equity, which Impactive has cited regularly in our private discussions as an example WEX should implement; however, it is unclear whether that award has benefited shareholders B

The Board Carefully Evaluated Impactive’s “Mega - Grant” Idea B The Committee ultimately concluded that WEX’s more conventional compensation program is optimal in driving alignment and performance Page 101 The Committee and Board considered a variety of factors, including: — Internal pay equity; — The impact of such an award on our CEO’s risk appetite; — Precedents and academic studies suggesting that “mega - grants” do not enhance long - term shareholder value; — Shareholder and proxy advisory firm sentiment and policies; and — Alignment of interests with shareholders The Leadership Development and Compensation Committee conducted an in - depth review of precedents and shareholder sentiment regarding “mega - grants,” in consultation with its independent compensation consultant

Impactive’s Nominees Are Not the Right Fit Ellen Alemany Lauren Taylor Wolfe • Limited exposure to WEX’s fleet and travel businesses • No public company board experience • Expertise largely overlaps with, and is not differentiated from, that of our directors • Said in interviews that he respected our Chair / CEO and did not think she should be replaced • Background is primarily in traditional commercial banking, with little (if any) exposure to technology - enabled payments platforms • Limited exposure to high growth fintech innovation, embedded payments or software - driven business models central to WEX’s strategy • Capital markets experience is largely duplicative with WEX’s directors • Said in interviews that she respected our Chair / CEO and did not think she should be replaced • Third - party feedback raises concerns about her boardroom conduct and judgment • Spouse runs an investment firm with a significant investment in one of WEX’s competitors • Ms. Taylor Wolfe and Impactive have displayed a troubling inattention to industry regulations, failing to seek or obtain bank regulatory approval in connection with their proxy contest • Impactive has a three - to - five - year investment horizon, and it has already owned WEX’s stock for five years; Ms. Taylor Wolfe’s duties to her fund and its investors could create misaligned incentives to support short - term gains, at the expense of long - term value Kurt Adams Page 102

We Have Serious Concerns About Whether Ms. Taylor Wolfe Would Be a Suitable Fiduciary Our reluctance to add Ms. Taylor Wolfe to our Board is the result of diligence Questionable conduct on a prior board • Individuals familiar with Ms. Taylor Wolfe’s conduct on a prior board, including a former colleague on that board, proactively and independently approached the Company to share their concerns regarding Ms. Taylor Wolfe • We heard from a former fellow director and bankers that she engaged in unauthorized communications and activities with third parties • Ms. Taylor Wolfe has still not responded on the substance of these findings; we cannot recommend her candidacy with these unanswered reports in hand Clear conflicts of interest • Ms. Taylor Wolfe’s spouse runs Lux Capital, a venture capital firm with a significant stake in Ramp – a direct competitor with a product line that includes fleet fuel cards, corporate payments and other solutions that overlap with WEX’s • Seating Ms. Taylor Wolfe on the WEX Board would create an untenable conflict, potentially exposing confidential competitive strategy to a firm with a large financial stake in one of WEX’s direct competitors Inattention to regulatory oversight • Impactive failed to address the potential bank regulatory issues relating to its proxy contest and both the FDIC and UDFI had to reach out to Impactive to inquire • Impactive’s failure to consider our regulatory status raises serious concerns about its appreciation of the importance of our relationships with our regulatory authorities, especially because we are currently subject to a consent order with the FDIC • We do not believe Impactive has yet satisfied the regulators that it can proceed without an application Misaligned time horizon • Impactive’s stated investment horizon is three to five years; it has already owned WEX stock for more than five years • Over the past year, Impactive has significantly reduced its position, selling over 30% of its position • Ms. Taylor Wolfe’s obligations to her fund create a risk that she would prioritize near - term gains or liquidity events over sustainable long - term value creation 1 4 3 2 Page 103

Questionable Conduct on a Prior Board When Ms. Taylor Wolfe first approached us with her demand for a Board seat in December 2024, we began conducting diligence to evaluate her qualifications, fit and suitability for the Board • As we were conducting our diligence, several individuals familiar with her conduct on a prior board, including a former colleague on that board, proactively and independently approached us to share their concerns What we heard from these individuals was troubling: • These references reported that, inside the boardroom, Ms. Taylor Wolfe frequently pushed an agenda that would benefit her fund at the expense of what several of these individuals regarded as the best interests of other shareholders • One former colleague and two investment bankers told us that, during a deal process, Ms. Taylor Wolfe engaged in unauthorized communications and activities with third parties; such events raised concerns for those individuals about Ms. Taylor Wolfe’s adherence to accepted board practices We have shared our concerns with Ms. Taylor Wolfe; however, to date, she has still not responded on the substance Individuals familiar with Ms. Taylor Wolfe’s conduct on a prior board have expressed serious concerns Regardless of what actually happened in the boardroom, we cannot responsibly recommend Ms. Taylor Wolfe’s candidacy with these unanswered reports in hand 1 Page 104

Clear Conflicts of Interest Page 105 Ms. Taylor Wolfe’s spouse’s investment firm has a significant investment in one of WEX’s principal competitors Ramp is completing a $150 million Series D - 2 funding round, raising the company’s valuation to $7.65 billion. Our existing investors Thrive Capital, General Catalyst, Sands Capital, D1 Capital Partners, Lux Capital , ICONIQ Growth, Definition Capital, Contrary Capital, and more are doubling down .” — Ramp Business Corporation, April 16, 2024 1 Source: Ramp Press Releases, August 23, 2021; August 21, 2023; April 16, 2024; and June 17, 2025, respectively. 2 Ms. Taylor Wolfe’s spouse runs a venture capital firm, Lux Capital, that has a significant investment in one of WEX’s principal competitors, Ramp Business Corporation (“Ramp”) — Lux Capital participated in Ramp’s funding rounds in 2021, 2023, 2024 and 2025 1 and remains one of the company’s largest investors — We believe the Wolfe family’s economic stake in Ramp is at least as large as its investment in WEX Like WEX, Ramp is a financial technology company focused on payments — Ramp’s product line includes fleet fuel cards, corporate payments and other solutions that overlap with WEX’s solutions — As best we can tell, Ramp is comparable to WEX in size and directly and overtly targets WEX’s customers every day Given the Wolfe family’s economic stake in Ramp, we do not believe it would be in the interests of WEX’s shareholders to have Ms. Taylor Wolfe on our Board, learning of our plans and strategies, including our strategies to win and retain the same customers that Ramp is pursuing

Clear Conflicts of Interest (Continued) Ramp is a clear competitor to WEX Ramp considers WEX a competitor… 1 …as do independent third parties 2 Page 106 1 Source: https://ramp.com/blog/fleet - fuel - cards/best - wex - alternatives . 2 Source: https://www.g2.com/products/wex - business - payments/competitors/alternatives . 2

Clear Conflicts of Interest (Continued) We believe Impactive is being disingenuous when it claims Ramp is not a competitor Across our 50,000+ customers, we have a meaningful number of use cases from companies who’ve moved fleet spend off WEX onto Ramp . What that has looked like varies a lot depending on fleet size, volume, and how they’re using the card. ” — Ramp Marketing Email, April 7, 2026 2 Impactive claims… Ramp is also not competitive with WEX . Raising the prospect of a conflict here is simply grasping at straws.” — Impactive Capital Letter to Shareholders April 10, 2026 Page 107 Ramp says…

Clear Conflicts of Interest (Continued) If Ramp is not a competitor to WEX, why is it seemingly using Google Ads to target potential WEX customers? 2 Page 108

Clear Conflicts of Interest (Continued) 2 Ms. Taylor Wolfe’s husband appears to have a close relationship with Ramp and its founders Impactive claims… Ramp says… [Ramp] is one of more than 300 investments in the portfolio of [Lux Capital], it is a passive minority position and [Ms. Taylor Wolfe’s spouse] is not on Ramp’s board.” — Impactive Capital Letter to Shareholders April 10, 2026 We believe Lux Capital’s investment in Ramp is worth approximately $300 million Page 109

Inattention to Industry Regulations 3 Page 110 Ms. Taylor Wolfe and Impactive have shown a surprising indifference toward our banking regulators Our wholly owned banking subsidiary, WEX Bank, funds a significant portion of our Mobility and Corporate Payments operations. WEX Bank also serves as a depository institution for the majority of our HSA deposits, investing these funds in debt securities, which allows us to maximize investment returns while maintaining an attractive risk profile. • As a result of our ownership of WEX Bank, WEX is subject to examination and supervision by the Federal Deposit Insurance Corporation (FDIC) and Utah Department of Financial Institutions (UDFI) • Generally, banking regulations require investors to submit applications and obtain prior regulatory approval prior to asserting strong influence over a bank — During a customary business update with our regulators, we learned that Impactive did not proactively address these critical stakeholders and seek to comply with applicable banking regulations — Instead, each of the FDIC and the UDFI had to reach out to Impactive to remind Impactive of the regulatory requirements and ask Impactive to explain why it had not filed appropriate materials with the regulators • Our directors must appreciate the highly regulated environment in which we operate and the importance of maintaining strong relationships with our regulators — Maintaining our relationships with our regulators is critical to our success, especially because we are subject to a consent order with the FDIC

Misaligned Time Horizon Page 111 Impactive has aggressively reduced its position, selling more than $100 million 1 of WEX stock over the last year Net Shares Sold by Impactive from April 1, 2025 to March 31, 2026 (in Thousands) • Impactive has told us on numerous occasions that it seeks to hold investments for three to five years • Impactive has already owned WEX’s stock for more than five years • We are concerned that Ms. Taylor Wolfe’s duties to her fund and its investors could compel her to support strategies while on our Board that would result in near - term stock price gains, even if at the expense of long - term value • Impactive has seemingly already begun reducing its position in WEX, selling more than 30% of its position (700,000 shares) over the last year Source: Impactive Capital Preliminary Proxy Statement, filed with the SEC on March 30, 2026. 1 Based on the sum of the Company’s volume weighted average price on each day, multiplied by the number of shares sold. 106 172 175 177 209 216 217 372 554 704 $0 $2 $6 $18 $30 $30 $31 $36 $38 $38 $61 $88 $0 $20 $40 $60 $80 $100 100 0 200 300 500 400 800 700 600 Apr. 2, Apr. 3, Jul. 24, Jul. 25, Jul. 28, Jul. 29, Jul. 31, Aug. 13, Aug. 14, Feb. 2, Feb. 4, Feb. 5, Feb. 6, 2025 2025 2025 2025 2025 2025 2025 2025 2025 2026 2026 2026 2026 Cumulative Value of Shares Sold ($M) Net Shares Sold (in Thousands) Net Shares Sold (in Thousands) Cumulative Value of Shares Sold ($M) $111 $120 4

The Election of Impactive’s Candidates Would Remove Critical Expertise Page 112 Melissa Smith Chair, CEO & President, WEX Stephen (Steve) Smith Former President, CEO and Board Member, L.L.Bean • Ms. Smith has served as WEX’s CEO and as a member of the Board since 2014, and as Chair of the Board since 2019 • She has spent nearly three decades at WEX, having previously served as the Company’s CFO during its IPO and in various senior leadership roles • As CEO, she has been instrumental in transforming WEX from a U.S. - focused fleet fuel card provider to a global financial technology company • She has helped build WEX’s Benefits segment into a top - five HSA provider 1 and a business that generated more than $300 million in adjusted operating income in 2025 • During her tenure, WEX has compounded revenue, adjusted net income per share and transaction volume at double - digit rates • She has also served on the board of Equifax (NYSE: EFX) since 2020 • Mr. Smith has served as Chair of WEX’s Leadership Development and Compensation Committee since 2023 (member since 2021), and as a member of the Finance Committee since 2020 • As President and CEO of L.L.Bean, he oversaw a business transformation that grew revenue to $1.8B and delivered three consecutive record years (2020 - 2022) during a period when most retailers contracted • L.L.Bean’s business transformation included a technology systems overhaul, brand repositioning, retail expansion from 45 to 60+ stores, launch of Canadian retail presence and entry into the domestic wholesale channel • He brings prior senior leadership experience at Walmart divisions of Sam’s Club and Walmart China, ASDA and Yihaodian, where he developed direct international commerce experience directly relevant to WEX’s customer base Nancy Altobello Former Global Vice Chair, Ernst & Young • Ms. Altobello has served as Chair of WEX’s Nominating and Governance Committee since 2023, and as a member of the Leadership Development and Compensation Committee since 2021 • She brings CPA credentials and 20+ years of experience as audit partner to large global public companies as well as a practice leader working directly with regulators and leading changes to processes and methodologies; she led EY’s U.S. practice through the adoption of the Sarbanes - Oxley Act • As Global Vice Chair of Talent at EY, she oversaw people strategy across 300,000+ employees in 150 countries • Currently serves on the boards of MarketAxess (NASDAQ: MKTX, $6.5B fintech company) – chairing its Compensation and Talent Committee – and Amphenol (NYSE: APH, $175B provider of high - technology interconnect, sensor and antenna solutions), chairing its Audit Committee 1 Based on the 2025 Midyear Devenir HSA Research Report.

WEX Has Grown Significantly During Ms. Smith’s Tenure Since Ms. Smith began her tenure as CEO at the beginning of 2014, WEX has delivered significant growth, transforming from a U.S. - focused fuel card provider to a global financial technology company Revenue ($B) Adjusted Net Income per Share 1 Page 113 Source: Company filings. 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. Mobility Payment Processing Transactions (M) Corporate Payments Purchase Volume ($M) 16% CAGR $13,058 2013 5% CAGR 292 2013 $80,300 2025 546 2025 11% CAGR $4.58 2013 12% CAGR $0.7 2013 $16.10 2025 $2.7 2025

Ms. Smith Inherited a Growth Gap to Corpay and Has Reversed It Page 114 Source: WEX and Corpay filings. 1 From 2010 (the year of Corpay’s IPO) to 2013. 2 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP income per diluted share. WEX and Corpay Growth Rates Before Ms. Smith’s Tenure 1 WEX and Corpay Growth Rates Last Ten Years (2015 - 2025) 19% 19% 27% 22% 36% 32% Revenue ANI EPS² GAAP EPS WEX Corpay 12% 16% 14% 10% 15% 13% Revenue ANI EPS² GAAP EPS WEX Corpay Corpay outgrew WEX at the top and bottom lines in the four years prior to Ms. Smith becoming CEO; in the last ten years, however, WEX has outpaced Corpay’s growth

Ms. Smith’s Former Colleagues Have Spoken Highly of Her Leadership in Independent Third - Party Research Page 115 Integrity and shareholder alignment “The first strength that comes to mind with Melissa is integrity. She has a very strong sense of purpose and a very strong specific focus on what she believes is ultimately the right thing to do for her constituencies, and certainly leads with the shareholders of the company. At no point in time does she lose sight of that.” – Former Senior Executive at WEX Execution in challenging environments “She was incredibly strong during [the 2020 acquisition of eNett and Optal]. That was an unbelievably difficult year for the company, as you can imagine. Well, for the world, for that matter. Covid hit hard, affected the whole travel business of WEX, as you know, right in the middle of an acquisition for us that was significant, price - wise and everything else … She was incredibly courageous during that . That litigation was unprecedented in what we were doing and ended up, as you know, being quite successful for the company . She was the strength in that whole process.” – Former Board member at WEX Strategic discipline and accountability “She balanced growth and protection through disciplined capital allocation. Growth initiatives are encouraged, but they must meet clear financial thresholds and strategic alignment. Expansion does not come at the expense of margin integrity. She supports growth when there is a strong business case, clear return - on - investment visibility, and operational readiness. At the same time, she maintains cost control and margin oversight, which protects the downside. There is a strong review cadence around performance metrics. Growth investments are monitored closely, and underperformance is addressed quickly. That creates accountability… ” – Former Senior Executive at WEX Exceptional leadership “She is very driven and motivated to do the right thing for the company, for the shareholders of the company, for the employees of the company. She listens to her board but does not have any trouble making the decisive decisions that have to be made as CEO . I really found her to be one of the best leaders I have ever worked with .” – Former Board member at WEX Source: Paragon Intel. Note: Paragon Intel is an independent research company. There is no contractual relationship between WEX and Paragon Intel, and Paragon Intel did not receive any compensation for its report on WEX.

Impactive’s Claims are Misleading Page 116 SECTION VI

Despite Impactive’s Recent Complaints About Performance, We Exceeded Impactive’s Upside 2025 EBITDA Projections from 2022 Page 117 1 Source: Impactive Capital Sohn Investment Conference Presentation, June 6, 2022. Impactive calculations assume each segment shares unallocated corporate expenses proportionally based on its share of 2025E EBITDA. 2 Refers to segment net income (loss) adjusted to exclude interest charges, income tax expense, depreciation and amortization, non - cash stock - based compensation and other unusual items, with unallocated corporate expenses apportioned to each segment based on its proportional share of EBITDA. See appendix for a reconciliation of GAAP Net Income to non - GAAP Adjusted EBITDA. 3 Calculated as the PPG impact to net revenue of +/ - $0.10/Gal (+/ - $20M of revenue), multiplied by the difference in Average U.S. Fuel Price between 2025 and 2022 ($4.46/gal - $3.32/gal = $1.14/gal) multiplied by 85% (reflecting an 85% pass - through to operating income), equal to approximately $194M. Excerpts from Impactive Capital June 2022 Sohn Investment Conference Presentation 1 Adjusted 2025 EBITDA 2 ($M) Impactive Base Case Projection for 2025¹ Impactive Upside Case Projection for 2025¹ WEX 2025 Results on Comparable Basis² $1,453 $1,362 $1,163 Fuel Price - Adjusted Incremental EBITDA³ Mobility Benefits Corporate Payments

Impactive's Criticisms Are Inconsistent with Its Prior Statements

Impactive's recent criticisms stand in stark contrast to its prior public and private statements about WEX

	What Impactive Previously Said About WEX	What Impactive Is Saying About WEX Now to Promote Its Campaign
Shareholder value	"Track record of value creation"[2] *(February 2025)*	"WEX's total shareholder return… has consistently underperformed…"[1]
Operating performance	"**Strong operating performance** and improving business mix"[2] *(February 2025)*	"Operational mis-execution [has] weigh[ed] on WEX's multiple"[1]
Comparison to Corpay	"There are mix differences that **make comparability [to Corpay] difficult**"[3] *(August 2023)*	Corpay is WEX's "closest peer"[1]
ROIC	"Track record of delivering **high returns on invested capital**"[4] with "**25% ROICs**"[2] *(February 2025)*	"WEX's return on invested capital declined from 15.8% in 2013… to 5.3% in 2021."[5]
M&A	"Certain acquisitions [WEX has] done have been **very successful** – namely EFS and Bell Bank accounts – and **we support more of those**"[2] *(February 2025)*	"[WEX has] a culture of empire building and chasing growth via dilutive M&A, even with questionable strategic fit and deteriorating returns."[5]
Valuation	"WEX has de-rated **alongside payments peers**"[4] due to "**misplaced competitive fears**"[4] *(June 2022)*	"Management's poor performance and the Board's weak oversight appear to have… led to significant undervaluation…"[1]

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[1] Source: Impactive Capital Preliminary Proxy Statement, filed with the SEC on March 30, 2026. [2] Source: Impactive Capital Presentation to WEX Board of Directors, February 13, 2025.
[3] Source: Impactive Capital Presentation to WEX, August 15, 2023. [4] Source: Impactive Capital Sohn Investment Conference Presentation, June 6, 2022. [5] Source: Impactive Capital Letter to Shareholders, April 10, 2026.

Impactive’s Comparison of All of WEX to Corpay is Misleading Page 119 We compete with Corpay primarily in our Mobility businesses; however, it is just one of dozens of other competitors and does not participate in several of our other businesses Mobility Corporate Payments Benefits

Impactive’s Comparison of All of WEX to Corpay is Misleading Corpay considers WEX a competitor in only one of its segments 1 [F]or a lot of people who followed [Corpay] for a long time, they’re really tied into North America fleet. And while it’s an important business for us… it’s about a $700 million business [within] a $4.5 billion company , right? So, while important, it’s not the driver. I just see us often get compared to WEX and others… and it’s just a portion of our business .” Peter Walker, Chief Financial Officer, Corpay December 9, 2025 Page 120 1 Source: Corpay Form 10 - K for the period ended December 31, 2025. [There are mix differences that make comparability [to Corpay] difficult ” Impactive Capital August 15, 2023 (Continued) Corpay has many other businesses besides its fleet business (even within its reported “Vehicle Payments” segment), and does not consider WEX to be a major competitor in those other businesses and sub - segments

Impactive’s Comparison of All of WEX to Corpay is Misleading Page 121 2025 Revenue ($B) Corpay is 1.7x the size of WEX on a revenue basis… …and significant recent growth through M&A $2.7 $4.5 1.7x Source: WEX and Corpay filings. …with a much larger international presence… 88% 49% 12% 51% 2025 Revenue by Geography % Non - U.S. Revenue % U.S. Revenue $0.2 2024 - 2025 M&A Spend ($B) 21.6x $5.4 (Continued) Corpay also has significantly greater scale and a much larger international presence

Even Impactive’s Comparison of WEX’s Mobility Segment to Corpay’s Vehicle Payments Segment Is Misleading Page 122 1 Based on Jefferies estimates from January 20, 2026 research report. 36% 35% 29% Grew ~9% in 2025 Not Comparable to WEX WEX 2025 Mobility Segment Revenue Estimated Corpay 2025 Vehicle Payments Segment Revenue 1 North American Fleet International Fleet Brazil (inc. Tolls, Parking, etc.) 90% 10% U.S. Fleet International Fleet

Impactive’s Growth Comparison’s of WEX’s Mobility Segment to Corpay’s Vehicle Payments Segment Are Misleading • Impactive compares WEX’s mobility segment to Corpay’s Vehicle Payments segment and claims our fleet business is growing slower • However, Corpay’s segment includes large and fast - growing Brazilian toll businesses that are not comparable • WEX’s U.S. fleet business grew in line with Corpay’s North America fleet business in 2025, with both struggling in 1H and returning to growth in 2H 2025 Jefferies Research Report on Corpay, January 20, 2026 Instead of comparing WEX’s Mobility growth rate to Corpay’s North American Fleet growth rate, Impactive compares the growth rates of WEX’s Mobility segment and Corpay’s entire Vehicle Payments segment Impactive focuses on this number… …but should be focused on this number Page 123

Given the Differences in These Segments, Impactive’s Margin Comparison Is Misleading Impact Accounting WEX Mobility Because WEX owns a bank, its receivables show up as operating interest expense Corpay Vehicle Payments Corpay securitizes its receivables, which means that they show up as debt WEX’s expenses appear higher, negatively impacting margins Business Mix WEX’s Mobility segment is focused on fleet payment solutions, transaction processing and information management, mostly in the U.S. in which the business is effectively long fuel prices In addition to fleet payments globally, Corpay’s Vehicle Payments segment includes revenue from solutions related to Brazilian car tolls (about one - third of the segment) and parking, vehicle compliance, auto insurance and other businesses Corpay’s more diverse Vehicle Payments segment limits comparability; even within the fleet business, Corpay is more global and therefore more hedged on fuel price changes because the fleet card model in Europe is effectively short fuel prices Go - to - Market Strategy WEX goes to market through fuel brands which creates product mix differences, and through fleet management companies which results, in some cases, with interchange rebates reported as sales and marketing expense rather than contra revenue To our knowledge, Corpay does not have a similar model; instead, it uses proprietary card brands and direct merchant relationships to charge additional fees WEX’s approach enables it to leverage brand loyalty and partner distribution to create high card acceptance, strong sales and good returns. But Corpay’s model allows it to earn additional margin through fees at the merchant level. WEX’s partner commissions are neutral to operating income but lowers reported margins There are additional reasons why there are margin differences between our Mobility segment and Corpay’s Vehicle Payments segment Page 124

Neither Corpay Nor WEX Consider Their Corporate Payments Businesses to Be Competitors to One Another

Notwithstanding Impactive's inapposite comparison, WEX's Corporate Payments segment does not compete directly with Corpay's – and Corpay seemingly agrees

Corpay says…

"Our corporate payments solutions compete with similar offerings from banks, but also with other companies like American Express and Coupa."

— Corpay 2025 Form 10-K
February 26, 2026

WEX says…

"Our Corporate Payments segment competes with financial institutions… including but not limited to J.P. Morgan, Barclays, Capital One, American Express, and Citi[;] …specialized financial technology firms… such as I2C, Global Payments, and Marqeta[;] …partner banks who provide payments services, such as Cross River Bank, Celtic Bank, MVB Bank, or Sutton Bank[;] …[and] financial technology firms focused on embedded payments, accounts payable and spend management, such as Adyen, ConnexPay, and Stripe."

— WEX 2025 Form 10-K
February 13, 2026

Page 125

That Said, Our ROIC Is Comparable to That of Corpay

After normalizing for WEX Bank deposits, and in the case of Corpay, securitizations, our returns on invested *corporate* capital are comparable, and in some cases higher, than Corpay's, despite Impactive's claim to the contrary

Return on Invested Capital
Based on Adjusted EBITDA[1]



23.6%
24.8%
24.7%
24.6%
25.8%
23.5%
9.3%
9.8%
8.2%
8.9%
7.9%
8.9%
2023
2024
2025
WEX
Corpay
WEX WACC²
Corpay WACC²

Return on Invested Capital
Based on Net Operating Profit After Tax (NOPAT)[1]



10.9%
15.7%
12.9%
15.0%
13.4%
13.5%
9.3%
9.8%
8.2%
8.9%
7.9%
8.9%
2023
2024
2025
WEX
Corpay
WEX WACC²
Corpay WACC²

WEX's economic value added — the difference between ROIC and WACC — is higher than Corpay's

Source: WEX and Corpay filings.
[1] See appendix for a reconciliation of GAAP net income to non-GAAP adjusted EBITDA and non-GAAP net operating profit after tax, and an explanation of the ROIC calculation. Although Corpay may disclose EBITDA, Adjusted EBITDA and ROIC measurements or similar non-GAAP financial measures, such non-GAAP financial measures, may be calculated differently from how WEX calculates its non-GAAP financial measures. [2] Source: Bloomberg.

Page 126

Impactive’s TSR Analysis Is Flawed and Incomplete Impactive uses WEX’s Compensation Benchmarking Peer Group in its TSR comparisons… …even though WEX has a Performance Peer Group specifically for purposes of comparing Relative TSR Impactive Capital April 2026 Presentation WEX 2026 Definitive Proxy Statement “In addition to — and separate from — our compensation benchmarking peer group, we also maintain a performance peer group . [O]ur performance peer group consists of payments and broader technology companies that operate in adjacent or overlapping markets and with which we compete for customers and strategic positioning, talent, and investor capital within broadly similar industry groups.” Impactive misleadingly claims to be using WEX’s “proxy peers” when it is actually using the wrong peers and is using an end date that is months after it announced its intention to nominate candidates for election at the 2026 Annual Meeting 1 Page 127 1 See, for example, Impactive Capital Amended Schedule 13D, filed with the SEC on October 20, 2025. See also Impactive Capital Press Release, May 22, 2025.

Impactive’s Other Claims Are Misleading Page 128 Impactive’s Misleading Claim WEX’s Response “Shareholders’ discontent [at the 2025 Annual Meeting] has apparently fallen on deaf ears.” 1 • Following the 2025 Annual Meeting, we reached out to shareholders representing approximately 70% of our shares outstanding in 2025; we also continued our standard post - earnings and ordinary - course engagement with many of our other shareholders • Consistent with the feedback we received during our engagement, we appointed David Foss to the Board in November 2025 • Two of the three directors targeted by Impactive at the 2025 Annual Meeting are not standing for reelection at the 2026 Annual Meeting “[T]he Company’s reactive expansion of the number of directors to 12 in October 2025, reduction to 10 in January 2026, and further reduction to nine in March 2026, suggests that the Board may be approaching refreshment in a capricious manner, rather than following a deliberate process.” 1 • Impactive misrepresents the timing of our Board refreshment • The appointment of Mr. Foss in November 2025 followed a months - long search process • While we disclosed the planned departures of Messrs. Ghosh and VanWoerkom and Mr. Neary in January 2026 and March 2026, respectively, those departures are not effective until the 2026 Annual Meeting, which is scheduled to be held in May 2026 • This timing is deliberate and consistent with our historical practice; directors also departed the Board at our 2020, 2021 and 2024 Annual Meetings • These departures are also aligned with our multi - year strategy to support thoughtful Board renewal and an orderly transition of independent director leadership; they reflect both the Board’s carefully considered plan and feedback received from shareholders • We note that Impactive has proposed six different candidates (now down to three) and changed its Board slate twice since October 2025 2 1 Source: Impactive Capital Preliminary Proxy Statement, filed with the SEC on March 30, 2026. 2 See Impactive Capital Amended Schedule 13D, filed with the SEC on October 20, 2025. See also Impactive Capital Press Release, February 9, 2026.

Impactive’s Other Claims Are Misleading (Continued) Page 129 Impactive’s Misleading Claim WEX’s Response “We have seen no evidence that the Board is interested in holding management accountable for [total shareholder] returns.” 1 • The Board has significantly changed the Company’s incentive compensation plans, such that the majority of our CEO’s incentive compensation is subject to total shareholder return • The Board has also taken other steps to enhance alignment with shareholders, including increasing the CEO stock ownership requirement in 2023 and adding a one - year post - vest holding requirement for PRSU awards starting in 2025 • Relative TSR was also incorporated into Executive Officer PRSU awards beginning in 2026 “WEX’s operating margins trailed its closest peer Corpay by over 18 points in 2025, and the gap has only been widening.” 2 • Corpay has a different business mix overall and even within its Vehicle Payments business • Corpay and WEX also account for some expenses differently including because WEX owns a bank, and Impactive’s analysis fails to account for these differences • On a standalone basis, our Segment Adjusted Operating Income margins have increased by more than 400 bps over the last ten years, from 36.8% in 2016 to 41.2% in 2025 3 • We are committed to cost discipline and driving further operating leverage as revenue growth accelerates; in 2023, we initiated cost reductions to offset macroeconomic headwinds and offset the impact of the OTA transition, and we have realized more than $100 million in run - rate net savings • We are confident that our scale and continued disciplined execution will support further margin expansion in the future 1 Source: Impactive Capital Preliminary Proxy Statement, filed with the SEC on March 30, 2026. 2 Source: Impactive Capital Press Release, February 9, 2026. 3 See appendix for a reconciliation of GAAP operating income and related margin to non - GAAP total segment adjusted operating income and related margin and adjusted operating income and related margin. Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment.

Impactive’s Other Claims Are Misleading (Continued) Page 130 Impactive’s Misleading Claim WEX’s Response “[I]nvestments in sales & marketing… have failed to drive profitable growth” 1 • Our returns on our sales and marketing investments 2 are similar to those in 2019, demonstrating that we have maintained efficiency despite a significant increase in these strategic investments • The increased sales investments we made at the start of 2025 are performing well; for example, we have historically delivered a very healthy return of $4 in revenue for each marketing dollar spent in the Mobility segment; looking further back, we have seen consistent returns on our sales and marketing spending over the last eight years “Given consistent share sales, the CEO’s stock ownership today is less than 2x her annual compensation despite a 29 - year tenure at the Company. She is therefore incentivized to maintain the status quo...” 1 • Impactive’s claim is misleading; most of the “sales” to which Impactive refers were not naked sales but tax selling associated with the exercise of options that were set to expire • These trades were made under a 10b5 - 1 plan • Ms. Smith has not sold stock since 2024 and, notwithstanding her exercise of options and prior sales, remains one of WEX’s largest shareholders; she beneficially owns approximately 1% of the Company’s outstanding shares, more than twice as high as the median of the CEOs in the Company’s Compensation Benchmarking Peer Group 1 Source: Impactive Capital Letter to Shareholders, April 10, 2026. 2 As measured by total new business as a percentage of sales and marketing expenses.

Impactive’s Other Claims Are Misleading (Continued) Page 131 Impactive’s Misleading Claim WEX’s Response “WEX’s Corporate Payments segment revenue has declined over the last two years, dramatically missing the 10 - 15% management target set in 2022.” 1 • As noted, the transition of a large, sophisticated OTA customer to a new business model changed the way WEX earns revenue from that relationship; the customer remains with WEX today • We have largely lapped the headwinds associated with that transition and grew purchase volume 17% and revenue 18% year - over - year in the fourth quarter of 2025 • Our enhanced platform and disciplined investments in sales and marketing are resonating in the market, driving a robust pipeline of new customer opportunities, which we believe will support future growth “Corpay’s EPS in 2025 was 77% higher than WEX’s, despite being 12% lower in 2013, the year before the current WEX CEO started.” 1 • As noted, Corpay’s financial results are not comparable to WEX’s given its significantly different business mix and geographic exposure • Nevertheless, WEX’s GAAP EPS growth rate over the last ten years (2015 to 2025) has outpaced the GAAP EPS growth rate of Corpay • Impactive purports to show WEX has grown slower, but it can only do so by beginning its analysis in 2013; however, in 2013 fuel prices were historically elevated, which inflated WEX’s EPS relative to Corpay given WEX’s greater sensitivity to fuel prices 1 Source: Impactive Capital Letter to Shareholders, April 10, 2026.

Impactive’s Other Claims Are Misleading (Continued) Page 132 Impactive’s Misleading Claim WEX’s Response “[T]he Board has… significantly increased the median market capitalization of the comparable proxy peers relative to WEX’s own market capitalization.” 1 • This is misleading; from 2019 to 2025, WEX’s revenue grew at the same rate as the median of the Company’s compensation peers 2 • Furthermore, WEX’s revenue in 2019 and 2025 was 33% and 32% above the median of the Company’s compensation peers 2 , respectively, demonstrating that WEX’s size relative to its peers ( i.e. , above the median) has remained broadly consistent over time • In all events, market capitalization is just one factor the Leadership Development and Compensation Committee uses in designing the Company’s peer groups; the Committee also considers, among other factors, revenue, growth, operating characteristics and competition for executive talent “In the face of shareholder discontent and poor performance, the Board has not proactively enhanced its corporate governance or made proactive changes… The recent changes to the composition of the Board have been reactive and seemingly, at best, capricious or, at worst, improper manipulation of the Company’s corporate machinery.” 1 • This is untrue; the refreshment the Board undertook in 2020 (one director joining, two departing), 2021 (three directors joining, one departing), 2022 (one director departing), 2023 (one director joining) and 2024 (one director departing) all took place before Impactive began publicly advocating for changes to the Board’s composition • The Board also independently initiated a process to declassify the Board in June 2021 ; Impactive had never mentioned declassification in the handful of conversations with management up to that point • Furthermore, the numerous changes the Board made to the executive compensation program in 2025 and 2026 were made without Impactive’s prompting or input; apart from advocating for a CEO “mega - grant,” Impactive has not historically raised any meaningful concerns with our compensation program 1 Source: Impactive Capital Letter to Shareholders, April 10, 2026. 2 Refers to the Company’s “2019 Peer Group” and “2025 Compensation Benchmarking Peer Group,” respectively. 3 Source: Company filings.

Impactive’s Other Claims Are Misleading (Continued) Page 133 Impactive’s Misleading Claim WEX’s Response “[T]he Board granted an extension of the mandatory retirement age to 75, allowing a 20 - year entrenched lead independent director… to remain on the Board.” 1 • The Board regularly evaluates the Company’s governance framework and policies to ensure that they reflect the needs of the Company, are aligned with shareholder interests and are broadly consistent with market standards • In October 2024, the Board conducted a comprehensive review of its structure and composition • During this review, the Board found that, when boards have age limits, the most common limit was 75 2 ; among WEX’s 23 peers at that time, only three had an age limit of 72 or younger • Accordingly, the Board determined to adjust its age limit from 72 to 75 to be consistent with market standards while preserving an age limit as a tool to promote Board refreshment “WEX’s Board has demonstrated that it will deploy every available tool – including the attempted weaponization of state and federal banking regulators – to try to disenfranchise shareholders... [The Company was] likely behind [the letter Impactive received from the FDIC].” 1 • As a company with a bank as a subsidiary, we have an obligation to ensure that our operations comply with applicable law and meet the expectations of our regulators, and we strive to maintain constructive relationships with those authorities, especially because we are currently subject to a consent order with the FDIC • We are surprised that Impactive did not seek regulatory approval in connection with its proxy contest at WEX prior to launching its campaign, prompting the FDIC to reach out to Impactive to seek clarification on important topics • The Company received notice that the FDIC was sending a letter before Impactive received the letter due to an administrative error by the FDIC 1 Source: Impactive Capital Letter to Shareholders, April 10, 2026. 2 Based on data sourced from Bloomberg from both S&P 500 companies and the Company’s Compensation Benchmarking and Performance Peers as of October 2024.

Impactive’s Other Claims Are Misleading (Continued) Page 134 Impactive’s Misleading Claim WEX’s Response “Our nominee Ellen Alemany has significant experience working constructively alongside regulators as a banking and payments CEO – we believe she would bring critical insights to the Board that would help engender a culture of compliance.” 1 • WEX has prioritized a comprehensive remediation strategy to address the requirements of the consent order; among other changes, we have: — Appointed a new Bank President, Chief Compliance Officer and Chief Credit Officer; — Expanded the compliance team with additional staff; and — Built out a new risk function, included a dedicated Enterprise Risk Management function and specialized testing team • WEX Bank also appointed a former FDIC regional director and a former bank CEO to its board and appointed a new Audit Committee Chair with deep financial services and audit experience; in our view, the WEX Bank board does not lack regulatory expertise (and even if it did, Ms. Alemany’s election to the WEX Inc. Board would not address that) “The Board has seemingly gone to extreme lengths, including moving its 2026 Annual Meeting earlier than it has ever occurred, to disenfranchise shareholders in the hope of preserving the status quo.” 2 • Our annual meetings have been held in early to mid - May every year but one for the last 20 years; the timing of the 2026 Annual Meeting is consistent with historical practice • This year, we moved our meeting approximately one week for two principal reasons: — We wanted to ensure the shareholder vote was certified and the directors seated – which can take longer in a contested election – before our Board meeting on May 14; and — We needed to accommodate the schedules of our Chair and our incoming Vice Chair, both of whom have other board meetings in May • We filed our preliminary proxy statement earlier than ever, and our Annual Meeting timing still allows for a 32 - day solicitation period, our second - longest in the last ten years 1 Source: Impactive Capital Letter to Shareholders, April 10, 2026. 2 Source: Impactive Capital Presentation, April 13, 2026.

Impactive’s Other Claims Are Misleading (Continued) Page 135 1 Source: Impactive Capital Presentation, April 13, 2026. Impactive’s Misleading Claim WEX’s Response “In June 2020, the Leadership Development & Compensation – including a Warburg Pincus executive – approved a sweeping set of compensation changes in a single meeting, which lowered management operating targets and included a $10 million equity grant to Ms. Smith. Six days later, WEX announced a $310mm convertible note transaction with Warburg Pincus...” 1 • Like many public companies, WEX granted special equity awards to retain key employees during COVID, when we faced significant headwinds and heavy competitive pressure for talent • The grant was made to approximately 135 employees across the company – not just Ms. Smith • These awards were heavily performance - based – 75% of each executive’s grant was in the form of PRSUs that vested based on relative TSR – and achieving the full target award required above - median performance • There was no connection between the Warburg Pincus financing and the special equity grants; Mr. Neary recused himself from the Board’s deliberations regarding the financing “In 2022, Ms. Smith’s compensation was negatively impacted by her LTIP TSR modifier The next year, WEX removed the TSR modifier without disclosing any rationale. The Board only reintroduced the TSR modifier in 2025, seemingly following engagement with Impactive.” 1 • In 2023, the Leadership Development and Compensation Committee determined to remove the TSR modifier from Ms. Smith’s PRSU awards • Since then, we have changed the mix in our incentive plans to emphasize shareholder returns and further strengthen pay - for - performance alignment • We did not merely “reintroduce the TSR modifier” in 2025; we fundamentally restructured Ms. Smith’s PRSU awards by incorporating a relative TSR metric weighted at 50% • In 2025, 60% of Ms. Smith’s target incentive opportunity was tied to stock price and absolute and relative TSR metrics – up from 22% in 2023

Impactive’s Other Claims Are Misleading (Continued) Page 136 1 Source: Impactive Capital Presentation, April 13, 2026. Impactive’s Misleading Claim WEX’s Response “Stephen Smith and Melissa Smith are part of the same close - knit Maine CEO social circle… Stephen Smith founded an informal group, ‘Portland Leaders’… and Melissa Smith has been explicitly identified as a member… He joined the Board the same day the CEO and Chair roles were combined under Melissa Smith” 1 • Mr. Smith was approached in 2018 by WEX’s Chair Michael Dubyak and Vice Chair Rowland Moriarty about joining the Board the following year, 2019; he was vetted by the entire Board at that time • Mr. Smith was coming to Maine, after two decades in senior operating roles across three continents at large public retail companies, to run one of the country’s most iconic brands, L.L.Bean • After ten years in that role, as the former CEO of L.L.Bean, Mr. Smith understands the unique challenges and opportunities associated with running a complex, global business from Maine; his experience is unique and has assisted WEX in recruiting world - class talent and developing a technologically sophisticated, globally aware workforce in Maine “WEX is not fully exercising its pricing power in Mobility” 1 • We implemented targeted pricing increases in Mobility in 2024 and 2025, generating ~$70M in anticipated incremental revenue • We regularly evaluate our pricing and survey the market to maximize revenue through optimal pricing • Our market studies and surveys suggest raising card fees will lower card adoptions, resulting in overall lower volumes and revenue • Our review of terminated WEX accounts shows that the top reason our customers leave for a competitor (by a 3 - to - 1 margin over any other reason) is that they perceive our fees to be too high • Impactive claims WEX has a “strong cultural bias towards revenue growth” and yet also claims WEX has failed to take easy price increases; needless to say, these points are inconsistent

Impactive’s Other Claims Are Misleading (Continued) Page 137 Impactive’s Misleading Claim WEX’s Response “WEX ROIC has declined since the current CEO took over” 1 • This is not correct • Calculated properly, WEX’s ROIC was 11.7% on a NOPAT basis or 22.3% on an adjusted EBITDA basis in 2013. In 2025, those returns are 13.4% and 25.8% 2 • Moreover, according to Bloomberg, WEX’s WACC has declined from ~10.3% in 2013 to ~7.9% in 2025 1 Source: Impactive Capital Presentation, April 13, 2026. 2 See appendix for a reconciliation of GAAP net income to non - GAAP adjusted EBITDA and non - GAAP net operating profit after tax, and an explanation of the ROIC calculation.

Conclusion Page 138 SECTION VII

Shareholders Should Support the Board’s Nominees Page 139 1 See appendix for a reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share. Our Strategy is Delivering Results Our Nominees are Best Positioned to Continue to Oversee Our Strategy Impactive’s Proxy Contest is Unnecessary • Against a dynamic macroeconomic backdrop, we delivered record revenue, net income per share and adjusted net income per share in 2025 1 • Notably, we exceeded the 2025 projections made by Impactive in 2022 • We also made significant progress on important strategic initiatives, increasing the pace of product innovation by more than 50%, driven by focused investment and the successful deployment of AI tools • We have grown volume in our Mobility businesses and accounts in our Benefits business faster than our closest competitors, and we have achieved healthy volume growth in our Corporate Payments business • We have also delivered strong returns on our invested capital and our increased sales and marketing investments • The Board has been executing a multi - year plan to ensure that it has the right balance of skills, experience and perspective • Consistent with shareholder feedback, we accelerated our plan after the 2025 Annual Meeting and appointed a new director, David Foss, to the Board • In all, since 2020, eight directors have departed or are not standing for reelection at the Annual Meeting, and six new directors have been appointed • Our nominees consist of nine individuals with experience at some of the world’s leading companies, and with an average tenure of less than six years, they have a healthy mix of fresh perspectives and institutional knowledge • Over the last five years, we have engaged extensively with Impactive’s principals and considered Impactive’s perspective’s carefully and objectively • We have sought to resolve this proxy contest, and have offered to expand the Board and appoint two of Impactive’s three nominees • Unfortunately, Impactive has refused to accept any resolution that did not include the appointment of an Impactive principal to the Board, which we do not believe is in the best interests of shareholders • The election of Impactive’s nominees would displace three valuable directors, including our Chair / CEO and the Chairs of two key committees; we believe the loss of these directors would outweigh any potential gain

Vote on the BLUE Proxy Card for WEX's Nominees

We strongly urge shareholders to vote on the **BLUE** proxy card for our dedicated and accomplished nominees and withhold on Impactive's candidates to support the continued execution of our strategy

The Board of Directors recommends you vote "FOR" ONLY the following nine Company nominees:

		FOR	WITHHOLD
1a.	Nancy Altobello	☒	☐
1b.	Daniel Callahan	☒	☐
1c.	Aimee Cardwell	☒	☐
1d.	David Foss	☒	☐
1e.	James Groch	☒	☐
1f.	Derrick Roman	☒	☐
1g.	Melissa Smith	☒	☐
1h.	Stephen Smith	☒	☐
1i.	Susan Sobbott	☒	☐

IMPACTIVE NOMINEES OPPOSED by the Company:

		FOR	WITHHOLD
1j.	Kurt P. Adams	☐	☒
1k.	Ellen R. Alemany	☐	☒
1l.	Lauren Taylor Wolfe	☐	☒

For more information or assistance with voting your shares, please contact our proxy solicitor:

Innisfree®

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Banks and brokerage firms, please call:
+1 (212) 750-5833

Shareholders and all others, please call:
+1 (877) 750-0637
(from the U.S. and Canada)

+1 (412) 232-3651
(from all other countries)

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Appendix: Nominee Biographies SECTION VIII Page 141

Nominee Biographies • Seasoned public company executive with 25+ years of progressive financial and operational leadership experience at WEX • Chair of the WEX Board (2019 - present) & President and CEO of WEX (2014 - present) • President, The Americas division of WEX (2011 - 2013) • CFO and EVP, Finance and Operations at WEX (2007 - 2011) • SVP, Finance and CFO of WEX (2001 - 2007) • Various senior positions of increasing responsibility at WEX (1997 - 2001) • Senior Auditor at Ernst & Young (1991 - 1997) • Other Public Company Directorships: Equifax (2020 - present ) • Seasoned audit and professional services leader with decades of global and regional experience at Ernst & Young (“EY”) • Global Vice Chair, Talent at EY (2014 - 2018) • Americas Vice Chair, Talent at EY (2008 - 2014) • Managing Partner, Northeast Region Audit and Advisory Practices at EY (2003 - 2008) • Managing Partner, North American Audit Practice at EY (1999 - 2003) • CPA and member of American Institute of Certified Public accountants • Special Advisor at Brighton Park Capital, Duration Capital and two private talent management technology companies, Censia and ACT • Other Public Company Directorships: Amphenol Corporation (2021 - present), MarketAxess Holdings (2019 - present), Cornerstone OnDemand (2020 - 2021), MTS Systems (2019 - 2021) and CA Technologies (August 2018 - November 2018) Melissa Smith Chair Nancy Altobello Director Since 2014 Age 57 Director Since 2021 Age 68 Committees Nominating & Governance (Chair); Leadership Development & Compensation Page 142

Nominee Biographies (Continued)



Daniel (Don) Callahan

Director Since
2019

Age
69

Committees
Technology & Cybersecurity (Chair); Leadership Development & Compensation

- Global technology and operations executive with C-suite experience across major financial institutions
- CEO of Callahan Advisors (2019-present) and Executive Partner at Bridge Growth Partners (2019-present)
- Global Head of Operations and Technology at Citigroup (2007-2018)
- Managing Director, IB Division at Credit Suisse (2006-2007)
- Head of Business Management, Institutional Clients Group at Morgan Stanley (1993-2006)
- Director of Strategy, Japan at IBM (1981-1993)
- **Other Public Company Directorships:** Innodata (2025-present), Scotiabank (2021-2026), Tata Consultancy Services (2019-2024)



Aimee Cardwell

Director Since
2023

Age
58

Committees
Audit; Technology & Cybersecurity

- Accomplished cybersecurity and technology leader with executive experience at large-scale financial services and healthcare enterprises
- Contract CISO and CIO of Transcend (2025-present)
- EVP and CISO at UnitedHealth Group (2021-2023)
- CIO of Optum Financial, a subsidiary of UnitedHealth Group (2020-2021)
- Various senior leadership positions at American Express including CIO, VP of Engineering and VP of Product Development (2015-2019)
- Strategy Director at eBay (2010-2015)
- Head of Mobile Strategy and Development at Expedia Group (2007-2010)

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Nominee Biographies (Continued)



David Foss[1]

Director Since
2025

Age
64

Committees
Audit; Nominating & Governance

- Financial technology executive with 35+ years of senior leadership experience
- CEO of Jack Henry & Associates (2016-2024) & President (2014-2022)
- General Manager and President, Profit Stars Group at Jack Henry (2004-2014)
- President, Open Systems Group and General Manager, Complementary Solutions Group at Jack Henry (1999-2004)
- VP, Operations at BancTec (1993-1999)
- Sales Manager at Advanced Computer Systems (1989-1993)
- Systems Engineer at NCR (1985-1989)
- **Other Public Company Directorships:** CNO Financial Group (2019-present), Jack Henry (2017-present)



James (Jim) Groch

Director Since
2020

Age
64

Committees
Finance (Chair); Audit

- Seasoned C-suite finance and strategy executive with robust capital allocation, investment and corporate development experience
- Co-Founder and Executive Chairman of Ethos Development (2024-present)
- Global Group President and CIO at CBRE Group (2019-2020)
- CFO and CIO at CBRE Group (2014-2019)
- CIO and EVP, Strategy and Corporate Finance at CBRE Group (2009-2014)
- CIO and President of Strategy and Corporate Development at Trammell Crow (2000-2009)
- President of Development and Investments, Eastern U.S. at Trammell Crow (1987-2000)

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[1] Lead Independent Director Designee

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Nominee Biographies (Continued)



Derrick Roman

Director Since
2021

Age
62

Committees
Audit (Chair); Finance

- Accomplished audit professional with deep expertise in public company audits, SEC reporting, capital markets transactions and enterprise risk management
- Public Governor at FINRA (2023-present)
- Partner at PricewaterhouseCoopers LLP ("PwC") (1997-2020)
- CPA and member of American Institute of Certified Public accountants and National Association of Black Accountants
- **Other Public Company Directorships:** Vistance Networks (*f/k/a CommScope)* (2021-present)



Stephen (Steve) Smith

Director Since
2019

Age
55

Committees
Leadership Development & Compensation (Chair); Finance

- Experienced global retail and consumer executive with extensive international experience
- President and CEO of L.L.Bean (2016-2026)
- Director of Retail Industry Leaders Association (2024-2026)
- Chief Merchandising and Marketing Officer at Yihaodian, a Walmart subsidiary (2015)
- CMO and Chief Customer Officer at Asda (2012-2015)
- CMO of Walmart China (2011-2012)
- SVP, Strategy and Marketing at Delhaize Le Lion (2008-2011)
- Various senior leadership positions within Delhaize Group (2003-2008)
- VP, Sales and Marketing at Resort Sports Network (1997-2002)

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Nominee Biographies (Continued) • Active fintech advisor and board member with decades of executive leadership experience in payments • Strategic advisor to fintech and financial services firms, including ClarityPay, Wealth.com and Kargo (2018 - present) • President, Global Commercial Services at American Express (2015 - 2018) • President, Global Corporate Payments at American Express (2014 - 2015) • President and General Manager, OPEN at American Express (2004 - 2014) • SVP, Strategic Alliances and Co - Brand Portfolio Management at American Express (2001 - 2003) • Other Public Company Directorships: The Children’s Place (2014 - 2019) Susan Sobbott Director Since 2018 Age 61 Committees Leadership Development & Compensation; Nominating & Governance Page 146

Appendix: Total Shareholder Return as of February 6, 2026 SECTION VIII Page 147

We Have Generally Outperformed Our Peers on a TSR Basis Using Impactive’s Preferred End Date Page 148 Source: Bloomberg. Note: See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 1 Data ending as of February 6, 2026, the last trading day before Impactive Capital publicly announced that it had submitted its notice of nomination. 2 From October 29, 2025. Year - to - Date TSR 1 TSR Since 3Q25 Earnings 1,2 1 - Year TSR 1 7% (11%) (10%) 2025 Performance Peers 2024 Performance Peers 3% (11%) (9%) 2025 Performance Peers 2024 Performance Peers 5% (23%) 2025 Performance Peers (26%) 2024 Performance Peers

We Have Generally Outperformed Our Peers on a TSR Basis Using Impactive’s Preferred End Date (Continued) Page 149 3 - Year TSR 1 4 - Year TSR 1 5 - Year TSR 1 Source: Bloomberg. Note: See appendix for peer group constituents. Peers that are no longer publicly traded are excluded from calculations. Peer data refers to median. 1 Data ending as of February 6, 2026, the last trading day before Impactive Capital publicly announced that it had submitted its notice of nomination. (13%) (2%) (8%) 2025 Performance Peers 2024 Performance Peers (1%) (12%) (24%) 2025 Performance Peers 2024 Performance Peers (20%) (25%) (28%) 2025 Performance Peers 2024 Performance Peers

Appendix: Peer Groups Page 150 SECTION VIII

Peer Groups

2025 Performance Peers	ACI Worldwide	Dayforce[1]	Marqeta	Remitly Global
	Affirm Holdings	Equifax	MAXIMUS	Shift4 Payments
	AvidXchange Holdings[1]	Euronet Worldwide	NCR Atleos	Toast
	BILL Holdings	EVERTEC	Paychex	TransUnion
	Block	FIS	Paycom Software	Voya Financial
	Bread Financial Holdings	Fiserv	Paylocity Holding Corp.	Western Union Company
	Broadridge Financial Solutions	Global Payments	Paymentus Holdings	
	Corpay	HealthEquity	Payoneer Global	
	CSG Systems International	Jack Henry & Associates	PayPal Holdings	
2024 Performance Peers	Block	Equifax	Global Payments	PayPal Holdings
	Bread Financial Holdings	FIS	HealthEquity	TransUnion
	Corpay	Fiserv	Jack Henry & Associates	Western Union Company
Compensation Benchmarking Peers	ACI Worldwide	Corpay	EVERTEC	Paychex
	BILL Holdings	CSG Systems International	Fair Isaac Corporation	Paycom Software
	Block	Dayforce[1]	HealthEquity	Paylocity Holding Corp.
	Broadridge Financial Solutions	Euronet Worldwide	Jack Henry & Associates	TransUnion

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[1] No longer publicly traded.

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Appendix: Acronyms, Abbreviations and Key Terms SECTION VIII Page 152

Acronyms, Abbreviations and Key Terms Adjusted EBITDA Page 153 A non - GAAP measure that adjusts net income (loss) to exclude extraordinary gains and losses, and unusual items, income tax expense, consolidated interest charges, depreciation and amortization expense, non - cash stock - based compensation, other non - cash charges and unrealized FX loss (gain) Adjusted free cash flow A non - GAAP measure calculated as cash flows from operating activities, adjusted for net purchases of current investment securities, capital expenditures, net Funding Activity, changes in WEX Bank cash balances, and certain other adjustments. Adjusted net income or ANI A non - GAAP measure that adjusts net income (loss) to exclude all items excluded in segment adjusted operating income except unallocated corporate expenses, further excluding unrealized gains and losses on financial instruments, net foreign currency gains and losses, debt issuance cost amortization, tax related items and certain other non - operating items, as applicable depending on the period presented. Adjusted operating income A non - GAAP measure that excludes acquisition - related intangible amortization, other acquisition and divestiture related items, debt restructuring costs, stock - based compensation, other costs and certain non - recurring or non - cash operating charges that are not core to our operations, as applicable depending on the period presented. Adjusted operating income (AOI) margin Adjusted operating income margin is calculated by dividing adjusted operating income by total revenue. ASR Accelerated Share Repurchase Average number of SaaS accounts Represents the average number of active consumer - directed health, COBRA, and billing accounts on our SaaS platforms . HSA accounts for which WEX Inc . serves as the non - bank custodian under designation by the U . S . Department of Treasury are included in this average . Company WEX Inc. and all entities included in the consolidated financial statements. Corporate cash Calculated in accordance with the terms of our consolidated leverage ratio in the Company’s Amended and Restated Credit Agreement. Credit Agreement Amended and Restated Credit Agreement entered into on April 1, 2021 (as amended from time to time) by and among the Company and certain of its subsidiaries, as borrowers, and Bank of America, N.A., as administrative agent on behalf of the lenders.

Acronyms, Abbreviations and Key Terms (Continued) HSA Page 154 Health Savings Account Net interchange rate Represents the percentage of the dollar value of each payment processing transaction that WEX records as revenue from merchants, less certain discounts given to customers and network fees. Net late fee rate Net late fee rate represents late fee revenue as a percentage of fuel purchased by fleets that have a payment processing relationship with WEX. Net operating profit after tax (NOPAT) A non - GAAP measure that adjusted GAAP net income to exclude interest expense and foreign exchange gain / loss. Net payment processing rate The percentage of each payment processing $ of fuel that the Company records as revenue from merchants less certain discounts given to customers and network fees. Operating cash flow Net cash provided by (used for) operating activities. Over - the - Road (OTR) Typically, heavy trucks traveling long distances. Payment processing $ of fuel Total dollar value of the fuel purchased by fleets that have a payment processing relationship with WEX. Payment processing transactions Total number of purchases made by fleets that have a payment processing relationship with the Company where the Company maintains the receivable for the total purchase

Acronyms, Abbreviations and Key Terms (Continued) Purchase volume Page 155 Purchase volume in the Corporate Payments segment represents the total dollar value of all WEX - issued transactions that use WEX corporate card products and virtual card products. Purchase volume in the Benefits segment represents the total dollar value of all transactions where interchange is earned by WEX Revolving Credit Facility The Company’s secured revolving credit facility under the Credit Agreement SaaS Software - as - a - Service Segment adjusted EBITDA A non - GAAP measure that adjusts segment consolidated net income to exclude operating and financing interest, income tax expense, depreciation and amortization expense, non - cash stock - based compensation and other non - cash charges Tender Offer The Company’s modified “Dutch auction” tender offer, that was completed on March 31, 2025, in which the Company purchased for cash $750 million in value of shares of its common stock upon the terms and subject to the conditions described in that certain Schedule TO and the exhibits thereto, that were originally filed by the Company with the SEC on February 26, 2025 and subsequently amended Total volume Includes purchases on WEX - issued accounts as well as purchases issued by others, but using a WEX platform WEX WEX Inc., and all of its subsidiaries that are consolidated under accounting principles generally accepted in the United States, unless otherwise indicated or required by the context

Appendix: Non - GAAP Reconciliations SECTION VIII Page 156

Appendix: Non - GAAP Reconciliation Page 157 • Exclusion of the non - cash, mark - to - market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non - cash earnings fluctuations associated with these financial instruments . Additionally, the non - cash, mark - to - market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future periods difficult to evaluate ; • Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany transactions denominated in foreign currencies and any gain or loss on foreign currency economic hedges relating to these items . The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations ; • The change in fair value of contingent consideration, which is related to the acquisition of certain contractual rights to serve as custodian or sub - custodian to HSAs, is dependent upon changes in future interest rate assumptions and has no significant impact on the ongoing operations of the Company . Additionally, the non - cash, mark - to - market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future periods difficult to evaluate ; • The Company considers certain acquisition - related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration - related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company . In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition - related costs, may not be indicative of such future costs . The Company believes that excluding acquisition - related costs and gains or losses on divestitures facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in our industry ; • Stock - based compensation is different from other forms of compensation as it is a non - cash expense . For example, a cash salary generally has a fixed and unvarying cash cost . In contrast, the expense associated with an equity - based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock - based compensation valuation methodology and underlying assumptions that may vary over time ; • Other costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business . This also includes non - recurring professional service costs, costs related to certain identified initiatives, including restructuring and technology initiatives, to further streamline the business, improve the Company’s efficiency, create synergies and globalize the Company’s operations, all with an objective to improve scale and efficiency and increase profitability going forward . • Impairment charges represent non - cash asset write - offs, which do not reflect recurring costs that would be relevant to the Company’s continuing operations . The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in its industry ; • Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company . Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business . In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry ; • The tax related items are the difference between the Company’s GAAP tax provision and a non - GAAP tax provision . The Company utilizes a fixed annual projected long - term non - GAAP tax rate in order to provide better consistency across reporting periods . To determine this long - term projected tax rate, the Company performs a pro forma tax provision based upon the Company’s projected adjusted net income before taxes . The fixed annual projected long - term non - GAAP tax rate could be subject to change in future periods for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations ; and • The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment . • Vendor settlement represents a payment in exchange for the release of potential claims related to insourcing certain technology, and does not reflect recurring costs that would be relevant to the continuing operations of the Company . The Company believes that excluding this nonrecurring expense facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in our industry . • Legal settlement represents the consideration paid to the sellers of eNett and Optal in excess of the businesses’ fair values . Management has elected to exclude this item as the charge is nonrecurring and does not reflect future operating expenses resulting from this acquisition . WEX believes that the non - GAAP measurements listed above may also be useful to investors when evaluating the Company’s performance. However, because they are non - GAAP measurements, they should not be considered as a substitute for, or superior to their most comparable GAAP measurement and they may not be comparable to similarly titled measurements employed by other companies. The Company’s non - GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, acquisition - related intangible amortization, other acquisition and divestiture related items, stock - based compensation, other costs, debt restructuring costs and debt issuance cost amortization, tax related items and certain other non - operating items and non - recurring or non - cash operating charges that are not core to our operations, as applicable depending on the period presented . The Company’s non - GAAP adjusted operating income excludes acquisition - related intangible amortization, other acquisition and divestiture related items, debt restructuring costs, stock - based compensation, other costs and certain non - recurring or non - cash operating charges that are not core to our operations, as applicable depending on the period presented . Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses . Although adjusted net income, adjusted operating income, total segment adjusted operating income, EBITDA, Adjusted EBITDA, and ROIC measurements are not calculated in accordance with GAAP, our management team believes these non - GAAP measures are integral to our reporting and planning processes and uses them to assess operating performance because they generally exclude financial results that are outside the normal course of our business operations or management’s control . These measures are also used to allocate resources among our operating segments and for internal budgeting and forecasting purposes for both short - and long - term operating plans . For the periods presented herein, the following items have been excluded in determining one or more non - GAAP measures for the following reasons :

Appendix: Non-GAAP Reconciliation

Reconciliation of GAAP Net Income Attributable to Shareholders per Diluted Share to Adjusted Net Income Attributable to Shareholders per Diluted Share

(Unaudited)	Year Ended December 31,												
	2010	2013	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Net income (loss) attributable to shareholders per diluted share (GAAP)	**$2.25**	**$3.82**	**$1.96**	**$0.57**	**$3.71**	**$3.86**	**$2.26**	**$(5.56)**	**$—**	**$4.50**	**$6.16**	**$7.50**	**$8.47**
Unrealized loss (gain) on financial instruments	$0.44	$0.14	$0.93	$(0.19)	$(0.03)	$(0.06)	$0.79	$0.62	$(0.86)	$(1.86)	$0.70	$0.01	$(0.02)
Net foreign currency loss (gain)	$—	$—	$0.15	$0.23	$(0.73)	$0.89	$0.02	$0.59	$0.27	$0.51	$(0.11)	$0.63	$—
Acquisition-related intangible amortization	$0.29	$0.85	$1.23	$2.39	$3.57	$3.17	$3.64	$3.90	$4.01	$3.81	$4.25	$4.89	$5.34
Other acquisition and divestiture related items	$—	$(0.02)	$0.11	$1.24	$0.12	$0.10	$0.86	$1.32	$0.81	$0.40	$0.15	$0.29	$0.25
Legal settlement	$—	$—	$—	$—	$—	$—	$—	$3.71	$—	$—	$—	$—	$—
Stock-based compensation	$—	$0.24	$0.32	$0.48	$0.71	$0.81	$1.09	$1.50	$1.70	$2.25	$3.04	$2.71	$2.88
Other costs	$—	$(0.04)	$0.28	$0.34	$0.26	$0.31	$0.57	$0.31	$0.52	$0.86	$1.05	$1.19	$0.71
Vendor settlement	$—	$—	$—	$0.38	$—	$—	$—	$—	$—	$—	$—	$—	$—
(Gain) loss on sale of subsidiary	$—	$—	$(0.03)	$—	$(0.49)	$—	$—	$1.06	$—	$—	$—	$—	$—
Impairment charges and asset write-offs	$—	$—	$—	$—	$1.02	$0.13	$—	$1.22	$—	$3.05	$—	$—	$0.28
Debt restructuring and debt issuance cost amortization	$—	$—	$0.08	$0.31	$0.24	$0.32	$0.48	$0.91	$0.48	$0.39	$2.06	$0.39	$0.23
Change in fair value of contingent consideration	$—	$—	$—	$—	$—	$—	$—	$—	$0.88	$3.11	$0.20	$0.16	$0.08
Non-cash adjustments related to tax receivable agreement	$0.01	$—	$(0.06)	$0.01	$(0.35)	$0.02	$(0.02)	$(0.01)	$—	$—	$—	$—	$—
ANI adjustments attributable to non-controlling interests	$—	$—	$0.13	$(0.06)	$(0.04)	$(0.03)	$1.21	$(0.98)	$2.91	$(0.77)	$—	$—	$—
Tax related items	$(0.23)	$(0.41)	$(0.83)	$(1.93)	$(2.67)	$(1.24)	$(1.71)	$(2.47)	$(1.58)	$(2.59)	$(2.59)	$(2.47)	$(2.13)
Dilutive impact of stock awards	$—	$—	$—	$—	$—	$—	$—	$(0.06)	$—	$—	$—	$—	$—
Dilutive impact of convertible debt	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(0.13)	$(0.10)	$—	$—
Adjusted net income attributable to shareholders per diluted share	**$2.75**	**$4.58**	**$4.26**	**$3.78**	**$5.32**	**$8.28**	**$9.20**	**$6.06**	**$9.14**	**$13.53**	**$14.81**	**$15.28**	**$16.10**

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Appendix: Non - GAAP Reconciliation Page 159 Year Ended December 31, (Unaudited) 2025 2016 ($M) $ 663.9 $ 158.5 Operating income (GAAP) 25.0% 15.7% Operating income (GAAP) margin 1 98.5 46.2 Unallocated corporate expenses 191.9 97.8 Acquisition - related intangible amortization 3.4 20.9 Other acquisition and divestiture related items 9.9 — Impairment charges 103.5 19.7 Stock - based compensation 24.8 14.0 Other costs — 15.5 Vendor settlement $ 1,095.9 $ 372.7 Total segment adjusted operating income 41.2% 36.8% Total segment adjusted operating income margin (98.5) (46.2) Unallocated corporate expenses $ 997.5 $ 326.5 Adjusted operating income 37.5% 32.2% Adjusted operating income (margin) 1 1 Margins are derived by dividing the applicable measures by total net revenue for the Company. Reconciliation of GAAP Total Segment Operating Income and Margin to Non - GAAP Total Segment Adjusted Operating Income, Adjusted Operating Income and Margin

Appendix: Non-GAAP Reconciliation

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow

Adjusted free cash flow is calculated as cash flows from operating activities adjusted for net purchases of current investment securities, capital expenditures, net Funding Activity, changes in WEX Bank cash balances and certain other adjustments.

Although non-GAAP adjusted free cash flow is not calculated in accordance with GAAP, WEX believes that adjusted free cash flow is a useful measure for investors to further evaluate our results of operations because (i) adjusted free cash flow indicates the level of cash generated by the operations of the business, which excludes consideration paid on acquisitions, after appropriate reinvestment for recurring investments in property, equipment, and capitalized software that are required to operate the business; (ii) net funding activity includes fluctuations in deposits and other borrowings primarily used as part of our accounts receivable funding strategy; (iii) purchases of current investment securities are made as a result of deposits gathered operationally; and (iv) WEX Bank cash balances may be increased or decreased for reasons other than matching operating activity. However, because adjusted free cash flow is a non-GAAP measure, it should not be considered as a substitute for, or superior to, operating cash flow as determined in accordance with GAAP. In addition, adjusted free cash flow as used by WEX may not be comparable to similarly titled measures employed by other companies. The following table reconciles GAAP operating cash flow to adjusted free cash flow for the twelve-month periods presented.

(Unaudited)	Year Ended December 31,				
($M)	2021	2022	2023	2024	2025
Operating cash flow (GAAP)	$ (42.6)	$ 679.4	$ 907.9	$ 481.4	$ 454.3
Changes in WEX Bank cash balances	(239.0)	(295.7)	(82.4)	279.1	(257.3)
Other adjustments[1]	—	—	(48.5)	34.0	62.2
Net Funding Activity[2]	1,601.8	839.1	1,438.2	652.7	983.8
Less: Net sales and maturities (purchases) of current investment securities	(956.2)	(585.8)	(1,561.0)	(738.0)	(464.4)
Less: Capital expenditures	(86.0)	(112.9)	(143.6)	(147.3)	(140.6)
Adjusted free cash flow	**$ 278.0**	**$ 524.2**	**$ 510.6**	**$ 562.0**	**$ 638.0**

[1] Other adjustments is predominantly comprised of contingent and deferred consideration paid to sellers in excess of acquisition-date fair value.
[2] Net Funding Activity includes the change in net deposits, net advances from the FHLB, changes in participation debt, and changes in borrowings under the BTFP and borrowed federal funds.

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Appendix: Non - GAAP Reconciliation Page 161 2025 2024 2023 2013 ($M) $ 304.1 $ 309.6 $ 266.6 $149.2 Consolidated net income 349.5 340.0 288.8 33.7 Operating and financing interest 116.1 108.2 102.2 90.1 Income tax expense 331.1 321.3 276.2 58.2 Depreciation and amortization expense $1,100.9 $1,079.1 $933.8 $331.2 EBITDA 100.3 112.2 127.0 9.4 Non - cash stock - based compensation 58.2 98.7 126.5 5.6 Other non - cash charges 1 $ 1,259.4 $ 1,290.0 $ 1,187.3 $346.2 Adjusted EBITDA (Unaudited) Year Ended December 31, Reconciliation of GAAP Net Income to Adjusted EBITDA EBITDA is defined as earnings before operating and financing interest, income tax expense, depreciation and amortization expense . Adjusted EBITDA is defined as EBITDA further adjusted for non - cash stock - based compensation and other non - cash charges . Management uses EBITDA and Adjusted EBITDA as a measurement of operating performance and to evaluate the performance and effectiveness of operational strategies on a comparative basis with companies in our industry . 1 Other non - cash charges includes certain nonrecurring or non - cash expenses consisting of restructuring and technology initiatives to streamline the business, the amortization of cloud implementation costs and asset impairments. 2023 further includes addbacks for a loss incurred on the early extinguishment of convertible notes outstanding and unrealized losses on interest rate swaps outstanding.

Appendix: Non-GAAP Reconciliation

Reconciliation of Consolidated Net Income to ROIC measurements

(Unaudited)

($M)	WEX 2013	WEX 2023	WEX 2024	WEX 2025	Corpay 2013	Corpay 2023	Corpay 2024	Corpay 2025
Consolidated Net Income	**$149.2**	**$266.6**	**$309.6**	**$304.1**	**$284.5**	**$981.9**	**$1,003.7**	**$1,071.9**
Operating and financing interest	33.7	288.8	340.0	349.5	16.5	348.6	383.0	403.8
Income tax expense	90.1	102.2	108.2	116.1	119.1	343.1	381.4	469.7
Depreciation and amortization expense	58.2	276.2	321.3	331.1	72.7	336.6	351.0	393.3
Other items	-	-	-	-	0.6	(15.9)	(11.5)	8.4
EBITDA	**$331.2**	**$933.8**	**$1,079.1**	**$1,100.9**	**$493.4**	**$1,994.3**	**$2,107.6**	**$2,347.1**
Non-cash stock-based compensation	9.4	127.0	112.2	100.3	26.7	116.1	116.7	102.6
Other	5.6	126.5	98.7	58.2	-	-	46.4	115.2
Adjusted EBITDA	**$346.2**	**$1,187.3**	**$1,290.0**	**$1,259.4**	**$520.0**	**$2,110.4**	**$2,270.7**	**$2,564.9**
Consolidated Net Income	**$149.2**	**266.6**	**309.6**	**304.1**	**$284.5**	**981.9**	**1,003.7**	**1,071.9**
Operating and financing interest	33.7	288.8	340.0	349.5	16.5	348.6	383.0	403.8
Foreign exchange (gain)/loss	(1.0)	(4.9)	26.2	0.2	-	-	-	-
Net operating profit after tax (NOPAT)	**$181.9**	**$550.5**	**$675.8**	**$653.9**	**$301.0**	**$1,330.5**	**$1,386.7**	**$1,475.7**
Average Invested Capital[1]	**$1,550.0**	**$5,034.4**	**$5,229.2**	**$4,878.4**	**$1,543.2**	**$8,495.1**	**$9,246.6**	**$10,929.0**
Adjusted EBITDA ROIC	**22.3%**	**23.6%**	**24.7%**	**25.8%**	**33.7%**	**24.8%**	**24.6%**	**23.5%**
NOPAT ROIC	**11.7%**	**10.9%**	**12.9%**	**13.4%**	**19.5%**	**15.7%**	**15.0%**	**13.5%**

Source: WEX and Corpay filings. Although Corpay may disclose EBITDA, Adjusted EBITDA and ROIC measurements or similar non-GAAP financial measures, such non-GAAP financial measures may be calculated differently from how WEX calculates its non-GAAP financial measures.

[1] "Average Invested Capital" refers to average equity plus average short- and average long-term debt using the current and prior year December 31 amounts as reported.

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Appendix: Corporate Payments Operating Income & Margin Page 163 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 ($M) $ 48.8 $ 52.0 $ 38.0 $ 27.2 $ 35.4 Operating income (GAAP) 39.7% 39.1% 32.1% 26.3% 33.9% Operating income (GAAP) margin $ 122.9 $ 132.8 $ 118.3 $ 103.5 $ 104.3 Total Revenues 17.8% 4.7% (11.8%) (15.5%) (22.7%) Y/Y Change (2.6) (1.9) (1.1) 1.3 1.3 FX impact 1 $ 59.5 $ 63.8 $ 49.5 $ 40.5 $ 45.7 Segment adjusted operating income 48.4% 48.0% 41.9% 39.1% 43.9% Segment adjusted operating income margin 2 (Unaudited) Three Months Ended 1 Favorable impacts are shown as negatives, while unfavorable impacts are shown as positive figures. 2 Margins are derived by dividing the applicable measures by total net revenue for the Company.

Page 164 MEDIA Lex Suvanto / Patrick Ryan Edelman Smithfield 646.775.8337 WEX@edelman.com INVESTORS Scott Winter / Jonathan Salzberger Innisfree M&A 212.750.5833 WEX@innisfreema.com